As filed with the Securities and Exchange Commission on December 10, 1996

                                                     Registration No. 333-14755



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                         LIFE CRITICAL CARE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                             7352                    52-0980785
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

                       3333 W. Commercial Blvd., Suite 203
                         Fort Lauderdale, Florida 33309
                                 (954) 486-0424

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 Thomas H. White
                             Chief Executive Officer
                       3333 W. Commercial Blvd., Suite 203
                         Fort Lauderdale, Florida 33309
                                 (954) 486-0424

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

    George S. Lawler, Esquire                 David S. Rosenthal, Esquire
Whiteford, Taylor & Preston L.L.P.     Shereff, Friedman, Hoffman & Goodman, LLP
  210 West Pennsylvania Avenue                     919 Third Avenue
  Towson, Maryland  21204-4515                New York, New York  10022
        (410) 832-2000                              (212) 758-9500

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.


         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Prospectus                      2,000,000 Shares           Subject to completion
                                                               December __, 1996

                         LIFE CRITICAL CARE CORPORATION

                                  Common Stock

         All of the shares of common stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Offering") are being issued and sold by Life Critical Care Corporation (the "Company" or "Life Critical Care").


         Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be $5.50 per share. For information relating to the factors considered in determining the initial public offering price, see "Underwriting." The Company has applied to have the Common Stock approved for quotation on the Nasdaq Small-Cap Market under the trading symbol "LCCC."

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD NOT BE
PURCHASED  BY  INVESTORS   WHO   CANNOT   AFFORD   THE   LOSS  OF  THEIR  ENTIRE
INVESTMENT.  SEE "RISK FACTORS" BEGINNING ON PAGE NINE HEREOF AND "DILUTION."


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

================================== ======================= ====================
                                        Underwriting
             Price to Public           Discounts and           Proceeds to
                                       Commissions(1)        the Company(2)
---------------------------------- ----------------------- --------------------
Per Share....     $____                    $____                  $____
---------------------------------- ----------------------- --------------------
Total(3).....     $____                    $____                  $____
================================== ======================= ====================
(1) Does not include a 3.0% non-accountable expense allowance payable to H. J. Meyers & Co., Inc. (the "Underwriter") and warrants to purchase 200,000 shares of Common Stock issuable to the Underwriter (the "Underwriter Warrants"). The Company has agreed to indemnify the
      Underwriter  against certain  liabilities, including   liabilities  under
      the  Securities  Act  of  1933,  as  amended  (the  "Securities   Act").
      See "Underwriting."
(2) Before deducting expenses in connection with the Offering, estimated at $1,010,000 including the non-accountable expense allowance of $330,000, or $379,500 if the Underwriter's over-allotment option is exercised in full, payable by the Company.
(3) The Company and certain selling stockholders (the "Selling Stockholders") have granted to the Underwriter an option, exercisable within 30 days of the date of this Prospectus, to purchase up to 300,000 additional shares of Common Stock on the same terms as set forth above, solely to cover over-allotments. If this option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to the Company
      and   Proceeds  to  the  Selling   Stockholders   will  be   $___________,
      $___________,    $___________   and   $___________,    respectively.   See
      "Underwriting."

         The shares of Common Stock offered hereby are being offered by the Underwriter when, as and if delivered to and accepted by the Underwriter, subject to prior sale and acceptance by the Underwriter and subject to its right to withdraw, cancel, modify or reject any order in whole or in part. It is expected that delivery of the Common Stock will be made at the offices of H. J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620.


                            H. J. MEYERS & CO., INC.

             The  date of this  Prospectus  is  ____________, 1996.

                                     [MAP]









IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALL-CAP MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


The Company intends to furnish to its stockholders annual reports containing consolidated audited financial statements and quarterly reports containing consolidated unaudited financial information for the first three fiscal quarters of each fiscal year.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Simultaneously with the closing of the Offering, Life Critical Care will acquire, in separate transactions (the "Acquisitions") in exchange for cash and shares of its Common Stock, substantially all of the assets of three home health care companies (each an "Acquired Company" and collectively the "Acquired Companies"). The completion of the Acquisitions and the closing of the Credit Facility (defined below) are conditions to the consummation of the
Offering.   Unless  otherwise  indicated,   references  to  the  Company  assume
completion of the Acquisitions and include the operations of the Acquired Companies. Except as otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriter's over-allotment option and has been adjusted to reflect the occurrence of the following transactions on or before the consummation of the Offering: (i) the issuance of 771,875 shares of Common Stock as part of the consideration for the Acquisitions, (ii) the amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") increasing the number of authorized shares of Common Stock to 10,000,000 and (iii) a 1,110-for-one stock split of the Company's Common Stock. When used herein, the term "Offering Price" means $5.50 per share of Common Stock.

                                  THE COMPANY


         Life Critical Care is a provider of home health care products and services in the Northern Midwest region of the United States. Life Critical Care provides a wide range of home health care products and services, including respiratory therapy services and home medical equipment sales and rentals. The Company operates from a total of 22 locations in Michigan and Wisconsin. The Company believes that the Midwest region offers significant growth opportunities due to the fragmentation of the home health market in the region. The Company's objective is to become a leading comprehensive provider of home health care products and services in the Midwest through acquisitions, internal growth and the development of provider networks and strategic alliances, such as contracting with other home health care providers for the provision of certain services.

         Life Critical Care was founded in June 1995. Although it has conducted no operations to date, Life Critical Care has entered into definitive agreements to acquire, simultaneously with the closing of the Offering, substantially all of the assets of the following three home health care companies: (i) Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc. (collectively, "Blue Water"); (ii) Great Lakes Home Medical, Inc. ("Great Lakes"); and (iii) ABC Medical Supply, Inc. ("ABC") (collectively, the "Acquired Companies"). The pro forma consolidated revenues of the Acquired Companies was approximately $11.5 million and $8.9 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The aggregate purchase price of the Acquired Companies consists of 771,875 shares of Common Stock and approximately $14.0 million in cash to be provided by the net proceeds of the Offering to the Company and proceeds from a bank credit facility (the "Credit Facility"). The purchase prices for each of the Acquired Companies were determined by arms-length negotiations between the respective sellers of the Acquired Companies and Life Critical Care. See "The Company."

         The home health care industry includes the provision of respiratory, infusion therapy and nursing services in the home and the sale or rental of medical equipment and supplies for use in the home. According to industry sources, home health care is among the fastest growing segments of the health care industry, with total expenditures in 1995 estimated to be approximately $27.0 billion. The underlying growth factors in the home health care industry include the following: (i) the cost-effective nature of home care compared to hospital care; (ii) demographic trends toward an aging population; (iii) technological advances that expand the range of home health procedures; and (iv) patient preference for treatment in the home. See "Business -- Industry Overview."

         Historically, the home health care industry has been highly fragmented and largely characterized by local providers serving discrete geographic areas and offering a limited range of services. The Company believes these providers often do not have the capital necessary to expand their operations or the range of services offered, which limits their ability to compete for referrals and to realize efficiencies in their operations. Payors are increasingly seeking home health care providers that offer a cost-effective, comprehensive range of services, which further limits the ability of local providers to compete. As a result of these economic and competitive pressures, and an increasing regulatory burden, the home health care industry is undergoing rapid consolidation, a trend the Company expects to continue.


         The Company has developed the following strategy in order to achieve its goal of becoming a leading comprehensive provider of home health care products and services in the Midwest.

(bullet) Expanding  through   Acquisitions.   The  Company  intends   to  pursue
         an aggressive acquisition strategy. In existing markets, the Company will seek acquisitions that increase market share and broaden the range of products and services provided by the Company in those markets. In new geographic markets, the Company will target established Midwestern home health care providers that are either leaders in their geographic markets or provide other strategic advantages to the Company.


(bullet) Accelerating Internal Growth. A key component of the Company's strategy is to accelerate internal growth at each Acquired Company and each subsequently acquired home health care business by expanding existing product and service offerings. The Company intends to expand its respiratory services operations and addinfusion therapy and nursing services at selected locations. The expansion of these products and services may be accomplished through provider networks or strategic alliances with other home health care companies. The Company also intends to enhance its sales and marketing efforts by developing programs targeted at each of the major referral sources, including hospital discharge planners, physicians and physician groups, as well as managed care sources.


(bullet) Capitalizing on New Management and Corporate Structure. The Company is assembling a professional management team with extensive experience in the home health care industry. The Company's new management team intends to position the Company to take advantage of the growth opportunities presented by industry consolidation. In addition, the new corporate structure will allow the consolidation of administrative functions of the Acquired Companies such as reimbursement, billing and collection, purchasing, management information and accounting systems and the improvement of operating efficiencies through the elimination of redundant facilities and equipment. The Company also believes that it will have greater purchasing power in such areas as supplies, inventory, equipment and insurance and better access to capital than the Acquired Companies had independently. See "Business -- Strategy."


                                  The Offering

Common Stock offered by the Company................  2,000,000 shares(1)

Common Stock to be outstanding after the Offering..  3,925,000 shares(2)

Use of proceeds....................................  To pay a part of the cash portion of the purchase
                                                     price for the Acquired
                                                     Companies and repay
                                                     indebtedness. See "Use
                                                     of Proceeds."

Proposed Nasdaq Small-Cap Market Symbol............  LCCC


------------------

(1) Includes 525,000 shares held by founding stockholders and management that are prohibited from being transferred prior to December 2004 unless and until the Company satisfies certain earnings performance criteria. See "Shares Eligible for Future Sale."

(2) Excludes (i) 425,000 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding under individual awards and the Company's 1996 Stock and Incentive Plan (the "1996 Plan"), none of which will vest until December 2004 unless the Company satisfies certain earnings performance criteria and (ii) 200,000 shares issuable upon exercise of the Underwriter Warrants. See "Management -- Board of Directors," " -- 1996 Plan," "Shares Eligible for Future Sale" and "Underwriting."


                                  Risk Factors

         The Common Stock offered hereby involves a high degree of risk, including those discussed under "Risk Factors."

                             SUMMARY FINANCIAL DATA

         Life Critical Care will acquire the Acquired Companies simultaneously with the closing of the Offering. The following table presents summary historical financial data for each of the Acquired Companies and Life Critical Care Corporation, as well as unaudited summary pro forma consolidated financial data. The historical financial data below are derived from and should be read in conjunction with the historical financial statements included elsewhere in this Prospectus. The pro forma consolidated financial data below give effect to the Acquisitions as if they had occurred as of the beginning of the periods presented. During the periods presented, the Acquired Companies were not under common control or common management. Therefore, the unaudited pro forma consolidated financial data presented may not be indicative of the future results of operations or financial condition of the Company or the results which would have occurred had the Acquired Companies been consolidated during the periods presented. See the Unaudited Condensed Consolidated Pro Forma Financial Statements included elsewhere in this Prospectus.


                                                                 Year Ended                   Nine Months
                                                                December 31,                     Ended
                                                                   1995                    September 30, 1996
                                                                -------------              ------------------
Life Critical Care Pro Forma Consolidated
   Financial Data(1)

   Pro Forma Consolidated Statement of
     Operations Data:
     Pro forma revenues.......................................    $11,477,572                   $8,885,443
     Pro forma income from operations.........................      2,643,320                    1,945,065
     Forfeiture of deposit(2) ................................              -                      700,000
     Other (income) expense, net..............................        869,416                      634,991
       Pro forma income before income taxes.........                1,773,904                      610,074
     Pro forma net income.....................................    $ 1,064,342                   $  366,044
     Pro forma net income per share...........................    $      0.32                   $     0.11
     Pro forma weighted average shares(3).....................      3,318,267                    3,438,319

                                                                         September 30, 1996
                                                                             Pro Forma
                                                                          As Adjusted (4)
                                                                         ------------------
   Pro Forma Consolidated Balance Sheet Data:
     Working capital..........................................           $   2,459,699
     Total assets.............................................              20,097,978
     Total debt, including current portion....................               8,031,797
     Stockholders' equity.....................................              11,492,988



                                                           Year Ended                         Nine Months
                                                          December 31,                    Ended September 30,
                                                        ----------------------            -------------------
                                                        1994              1995             1995       1996
                                                        ----              ----             ----       ----
Historical Financial Data
   Blue Water:
     Revenues...............................         $4,773,100        $5,289,682       $3,870,821  $4,208,055
     Income from operations.................            517,788           677,905          471,352     697,539
     Net income.............................            459,334           623,774          442,559     632,628


   Great Lakes:
     Revenues...............................         $2,672,078        $3,229,062       $2,344,402  $2,454,346
     Income from operations.................            440,673         1,196,959          819,250     837,991
     Net income.............................            413,576         1,142,258          795,912     824,256


   ABC:
     Revenues...............................         $2,602,203        $2,958,828       $2,206,910  $2,223,042
     Income (loss)  from operations.........              (485)           359,243          284,315     328,753
     Net income (loss)......................           (11,211)           358,156          284,284     326,381



                                                             June 19, 1995
                                                             (Inception) to                 Nine Months Ended
                                                            December 31, 1995              September 30, 1996
                                                            -----------------              ------------------
   Life Critical Care:
      Operating expenses:
              General and administrative...........             $  20,049                      $    187,273
              Management fee.......................               225,000                           116,500
              Professional fees....................                10,259                           143,229
                                                                ---------                      ------------
       Operating loss..............................              (255,308)                         (447,002)
       Forfeiture of deposit (2) ..................                    --                           700,000
       Interest and financing expense..............                12,618                           203,693
                                                                =========                      ============
       Net loss....................................             $(267,926)                     $ (1,350,695)
                                                                =========                      ============


-----------------------------------

(1) See Unaudited Condensed Consolidated Pro Forma Financial Statements for a discussion of the pro forma adjustments.
(2) Represents the non-recurring forfeiture of a deposit on a home health care company that is not being acquired by Life Critical Care for strategic business reasons. Excluding the forfeiture of deposit, pro forma net income and pro forma net income per share would have been $786,044 and $0.23, respectively, for the nine months ended September 30, 1996. The Company believes that future acquisitions, if any, will not involve non-refundable cash deposits, and therefore does not anticipate incurring forfeitures of deposits in the future.
(3) Excludes shares reserved for issuance pursuant to the Company's stock option plans and under individual awards.
(4) Gives effect to (i) the Acquisitions using the purchase method of accounting as if they occurred on September 30, 1996, (ii) the issuance of 771,875 shares of Common Stock to the sellers of the Acquired Companies, and (iii) the incurrence of indebtedness under the Credit Facility, as adjusted for the sale of the 2,000,000 shares of Common Stock offered hereby at the Offering Price and the application of the net proceeds therefrom.

                                  THE COMPANY

         Although the Company has conducted no operations to date, the Company has executed definitive agreements to acquire, simultaneously with the consummation of the Offering, the Acquired Companies. Set forth below is certain information with respect to each of the Acquired Companies.

Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc.


         Blue Water, based in New Baltimore, Michigan, provides respiratory therapy and home medical equipment and supplies to customers in Southeastern Michigan, including the Detroit metropolitan area. Blue Water also supplies industrial gases to medical offices and other customers. Blue Water received accreditation from The Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO") in 1993 and has been in business for over 30 years. Blue Water has two locations and, as of October 31, 1996, had 44 employees.


Great Lakes Home Medical, Inc.


         Great Lakes, based in Escanaba, Michigan, provides respiratory therapy and home medical equipment and supplies to customers in the upper peninsula area of Michigan and Northern Wisconsin. The Company intends to apply for JCAHO accreditation for Great Lakes following the Offering. Great Lakes has been in business for over 9 years and has 7 locations and, as of October 31, 1996, had 40 employees serving mostly non-urban areas.


ABC Medical Supply, Inc.


         ABC, based in West Branch, Michigan, provides respiratory therapy and home medical equipment and supplies to customers in Central and Northern Michigan. ABC has a total of 13 locations and, as of October 31, 1996, had 34 employees, serving mostly non-urban areas, and received its JCAHO accreditation in 1994.

                               -----------------


         The consideration to be paid by Life Critical Care to complete the Acquisitions consists of approximately $14.0 million in cash and 771,875 shares of Common Stock, subject to certain adjustments. The consideration was determined by arms-length negotiations between Life Critical Care and the sellers of each of the Acquired Companies, based primarily on the results of operations and financial condition of each Acquired Company, as well as strategic considerations. None of the sellers of the Acquired Companies are affiliated with Life Critical Care or its founding stockholders.

      The following table sets forth the consideration being paid for each Acquired Company:


                                                                       Common Stock
                                                                     ------------------                  Total
                                                    Cash           Shares(#)     Value (1)           Consideration
                                               ------------       ----------     ----------          -------------
Blue Water(2).........................         $  5,494,500        122,100       $  671,550           $ 6,166,050
ABC...................................            3,700,000        327,275        1,800,000             5,500,000
Great Lakes(3)........................            4,837,500        322,500        1,773,750             6,611,250
                                                -----------        -------       ----------           -----------
     Total............................          $14,032,000        771,875       $4,245,300           $18,277,300
                                                ===========        =======       ==========           ===========

-----------------
(1) Represents the cash value of the shares of Common Stock issued as consideration based upon the Offering Price.
(2) The purchase price for Blue Water is $6,105,000, payable 90% in cash and 10% in Common Stock valued at 90% of the Offering Price. The Company may be required to issue Common Stock with a value of up to $201,465 in the event the average closing prices of the Common Stock for the ten business days ending with the second anniversary of closing decline by at least 15% from the Offering Price.
(3) The purchase price for Great Lakes is $6,450,000, payable 75% in cash and 25% in Common Stock valued at 91% of the Offering Price.


      The Company was incorporated in Delaware in June 1995. The Company's executive offices will be located at the headquarters of Blue Water Medical Supply, 37885 Green Street, New Baltimore, Michigan 48047, following consummation of the Offering. The Company's executive offices are currently located at 3333 West Commercial Blvd., Suite 203, Fort Lauderdale, Florida 33309, and its telephone number is 954-486-0424.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before making an investment in the Common Stock offered hereby.

         Lack of Combined Operating History. The Company has no independent operating history. Although the Acquired Companies each have a substantial operating history on an individual basis, they have not been operated as a consolidated entity. Accordingly, the Company's prospects cannot be evaluated solely based on the history of the Acquired Companies and should be evaluated in light of the uncertainties and risks related to the Company's ability to successfully integrate the Acquired Companies, to recognize operational and administrative efficiencies in delivering products and services and to expand operations and enhance its ability to compete for referrals. The Company's management group has been assembled only recently and there can be no assurance that the management group will be able to effectively manage the consolidated entity or effectively implement the Company's strategy, including the objective of becoming a leading provider of comprehensive home health care. There can be no assurance that the Company will succeed in addressing any or all of these risks. The failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.


         Risks Associated with Acquisition Strategy. The Company will consummate the Acquisitions simultaneously with the consummation of the Offering. The Company intends to expand its business through selective acquisitions of other established home health care companies, primarily those engaged in respiratory therapy and durable medical equipment sales and rentals. There can be no assurance, however, that the Company will be able to successfully integrate or retain key personnel of the Acquired Companies or of future acquisitions. There also can be no assurance that the Company will not incur disruptions and unexpected expenses or experience reduced revenues in integrating the Acquired Companies or future acquisitions. Competition for acquisition candidates exists and may intensify, in which event there may be fewer acquisition opportunities, as well as higher acquisition prices. Many of the competitors for such acquisitions have greater financial and operational resources than Life Critical Care. Furthermore, the process of identifying, evaluating, negotiating and integrating acquisitions may divert management time and resources away from current operations. There can be no assurance that any given acquisition, when consummated, will not materially adversely affect the Company's business, results of operations or financial condition. The Company currently has no agreements, commitments or understandings with respect to any acquisitions.

         Inability to Obtain Acquisition Financing. The Company currently anticipates that a substantial portion of the consideration for future acquisitions will consist of cash and that the Company will be required to utilize borrowings, if available, to pursue its acquisition program. The Company has limited cash resources and borrowing capacity which may be insufficient to allow the Company to pursue its acquisition program. In addition, the Credit
Facility contains restrictive financial covenants, including minimum debt service coverage and net worth requirements, limitations on indebtedness, capital expenditures, mergers and the purchase or sale of assets not in the ordinary course of business, which may restrict the Company's ability to borrow. There can be no assurance that the Company will be able to obtain financing for its acquisition program on terms the Company deems acceptable or at all.

See " -- Substantial Indebtedness;" " -- Future Capital Needs; Uncertainty of Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


         Dependence on Reimbursement by Third-Party Payors. The Company is dependent on third-party payors for a majority of its revenues. Medicare, Medicaid and other payors, such as managed care organizations (including health maintenance organizations ("HMOs") and preferred provider organizations ("PPOs")), traditional indemnity insurers and third-party administrators ("TPAs") are increasing pressures both to control health care utilization and to limit reimbursement. Since substantially all of the Company's revenues will be attributable to payments received from Medicare and a limited number of other payor categories, the level of revenues and profitability of the Company will be subject to the effect of possible changes in the mix of the Company's patients among Medicare, Medicaid and third-party payor categories, increases in case management and review of services or reductions in coverage or reimbursement rates by such payors. Such changes could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Reimbursement, Billing and Collection" and "--Regulation."


         Potential Reductions in Medicare Reimbursement. The Federal government is considering significant reductions in planned Medicare spending. The Senate and the House of Representatives have passed budget resolutions calling for reductions of up to $270 billion in forecasted Medicare expenditures over the next seven years. No specific measures for achieving such reductions have been adopted, but Congressional proposals include reductions in oxygen reimbursement rates of up to 20% and a prohibition on increases in reimbursement rates for a seven year period. In August 1996, the Health Care Financing Administration ("HCFA"), which regulates the Medicare and Medicaid programs, after completing its study of reasonable market prices, proposed a 40% reduction in oxygen reimbursement rates. HCFA has not yet issued this proposal for Administration approval for publication for notice and comment, but it is expected to do so in connection with efforts to restrain federal spending. If approved, the reduction would have a material adverse effect on the Company's business by significantly decreasing the Company's revenues from its respiratory therapy services, which represented approximately 72.0% of the Company's pro forma consolidated revenues during each of 1995 and the nine months ended September 30, 1996. Another proposal would change Medicare reimbursement for skilled nursing, rehabilitation services and the first 60 days of home health care services by "bundling" payments for these services into a single prospective payment to hospitals to cover "post-acute" care for beneficiaries who are discharged from a hospital. The adoption of any or all of such proposals could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business -- Regulation."


         Reimbursement Payment Delays. The Company generally is paid for its services by government health administration authorities, insurance companies, or other third party payors, not by the patients themselves. The home health care industry is generally characterized by long collection cycles for accounts receivable due to the complex and time consuming requirements for obtaining reimbursement from private and governmental third party payors. In addition, reimbursement from government payors is subject to examination and retroactive adjustment. Such delays or retroactive adjustments could lead to cash shortages, which may require the Company to borrow funds, issue equity securities or take other action to meet its ongoing obligations. The Company would be adversely affected if it were to experience such difficulties and were unable to obtain funds on acceptable terms to meet possible cash shortages. See "Business -- Reimbursement, Billing and Collection" and
"-- Regulation."


         Health Care Reform Risks. The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of health care industry participants. Changes in the law or new interpretations of existing laws may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of payment for medical care by both governmental and other payors. In addition, numerous health care reform proposals have been formulated by the current administration, members of Congress and state legislators. Recent HCFA regional office action, which became effective December 1, 1996, imposes reductions in reimbursement rates and delivery restrictions on aerosol medications, and prohibits DME suppliers from billing for prescription products unless they are licensed as pharmacies. Government officials can be expected to continue to review and assess alternative health care delivery systems and payment methodologies, and public debate of these issues can be expected to continue in the future. The adoption of reforms or alternative delivery systems could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business --Regulation."

         Risks Associated with Governmental Regulation. As a provider of services under the Medicare and Medicaid programs, the Company is subject to strict laws at both the federal and state levels which provide for civil and criminal penalties, loss of licensure and exclusion from participation in the Medicare and Medicaid programs. As a result of the Acquisitions, the Medicare participation agreements of the Acquired Companies will automatically be assigned to the Company. The federal government, private insurers and various state enforcement agencies have increased their scrutiny of provider business practices and claims, particularly in the area of home health care and durable medical equipment, in an effort to identify and prosecute fraudulent and abusive practices. While the Company believes that the Acquired Companies are in material compliance with such laws, there can be no assurance that the practices of the Company, if reviewed, would be found to be in full compliance with such laws, as such laws ultimately may be interpreted. In addition, the federal government and individual states regulate various aspects of the home health care industry. Such regulations include federal and state laws covering the dispensing of drugs and the operation of pharmacies, as well as state laws which impose licensure requirements on home health care agencies and on certain types of health care practitioners employed by the Company. The failure to obtain, renew or maintain any of the required federal, state or local regulatory certifications, approvals or licenses could have a material adverse affect on the Company. There can be no assurance that either the Federal government or the states will not impose additional regulations which would adversely affect the Company's business, results of operations or financial condition. See "Business -- Regulation."


         Dependence on Relationships with Referral Sources. The growth and profitability of the Company depend on its ability to establish and maintain close working relationships with referral sources, including payors, hospitals, physicians and other health care professionals. Hospitals, physicians and managed care organizations, which are exerting an increasing amount of influence over the health care industry, have been consolidating to enhance their ability to impact the delivery of health care services. There can be no assurance that the Company will be able to successfully maintain existing referral sources or develop and maintain new referral sources, or that some of its referral sources will not become competing providers of home health care services. The loss of any significant number of existing referral sources or the failure to develop new referral sources could have a material adverse
effect on the  Company's business,   results  of  operations  or  financial
condition.   The  Company's relationships  with  existing  and  potential referral sources also could be adversely affected by a loss of JCAHO accreditation or by the inability of the Company to obtain JCAHO accreditation. Accredited companies are subject to periodic resurveys by JCAHO, and there can be no assurance that a renewal of accreditation will be forthcoming. See "Business-- Operations -- Sales and Marketing."

         Substantial Indebtedness. Upon consummation of the Offering, the Company's sources of liquidity will consist of cash and cash equivalents and amounts available under the revolving credit portion of the Credit Facility, as well as funds generated from operations. The Company will have only approximately $204,000 in cash and cash equivalents and will be required to make substantial principal and interest payments under the Credit Facility. Based on current rates, required principal and interest payments under the term and subordinated debt portions of the Credit Facility will total approximately $1,413,000 during 1997. Payments of principal and interest will have to be made with respect to such borrowings regardless of the Company's operating results. Because a substantial portion of the Company's operating cash flow will be required to be utilized to service the indebtedness under the Credit Facility, the working capital available to the Company to capitalize on business opportunities and to pursue all elements of its growth strategy will be limited. In addition, the credit agreements relating to the Credit Facility contain customary representations, warranties and covenants, as well as prohibitions against the incurrence of other indebtedness without the consent of the lender. The Company's obligations under the Credit Facility are secured by a pledge of substantially all of the assets of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


         Future Capital Needs; Uncertainty of Additional Financing. The Company may need to raise additional funds to meet its working capital needs, develop new or enhanced services, respond to competitive pressures, acquire complementary businesses or upgrade management information systems. If additional funds are raised through the issuance of equity securities, the percentage ownership of the existing stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. The inability of the Company to obtain additional financing on acceptable terms could have a material adverse effect on the Company's business, financial condition or operating results. In addition, the Company has agreed that it will not sell any securities (except upon the exercise of outstanding options, warrants or rights) for a period of 12 months from the date of this Prospectus, without the Underwriter's prior written consent. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources" and "Underwriting."

         Current Geographic Concentration. Substantially all of the Company's pro forma consolidated net revenues has been derived from operations in Michigan and Wisconsin.

Unless and until the Company's operations become more diversified geographically (as a result of acquisitions or internal expansion), adverse economic, regulatory, or other developments in the foregoing states could have a material adverse effect on the Company. See "Business -- Regulation."


         Uncertainty of Expansion into New Geographic Markets. In pursuing its growth strategy, the Company may expand its presence into new geographic markets. When entering new geographic markets, the Company will need to establish relationships with additional referral sources and will be reliant on local management, who have important relationships with local referral sources. In addition, the Company will be required to comply with laws and regulations of states that could differ from those in which the Company currently operates, and may face competitors with greater knowledge of such local markets. There can be no assurance that the Company will be able to maintain existing or establish new referral sources, develop efficient business operations or otherwise establish a presence in these new geographic markets. See "Business--Business Strategy."

         Dependence on Key Management and Health Care Professionals. The Company's success will be highly dependent on Thomas H. White, its Chief Executive Officer, Frank E. McGeath, its Chief Financial Officer, as well as its other key management and health care professionals. The loss of one or more of these personnel could have a material adverse effect on the Company. The Company has entered into an employment agreement with Mr. White; however, the Company does not have similar arrangements with its other key management personnel. The Company intends to obtain a $1.0 million key man life insurance policy on Mr. White, which will be assigned to the Bank (as defined) under the Credit Facility. The Company's success will also depend in part on its ability to attract and retain additional qualified management and health care professionals. Competition for such personnel in the health care industry is strong. There can be no assurance that the Company will be successful in attracting or retaining the personnel it requires. See "Business--Employees" and "Management."

         Highly Competitive Industry. The home health care industry is highly competitive and includes a large number of providers. The Company competes with major national and regional companies, hospital-based provider programs as well as local providers. Some current and potential competitors have or may obtain significantly greater financial and marketing resources than the Company. In addition, compared to other health care markets, relatively few barriers to entry exist in the home health care industry. Other companies, including manufacturers and suppliers of home health care equipment, managed care organizations, hospitals and other health care providers and provider groups that currently are not serving the home health care market, may become competitors. To the extent that these companies enter the home health care market, the Company may also lose existing and potential referral sources. As a result, there can be no assurance that the Company will not encounter increased competition in the future that may limit its ability to maintain or increase its market share or otherwise materially adversely affect its business, results of operations or financial condition. See "Business--Competition."

         Potential Liability. Participants in the home health care market, including the Company, are sometimes the subject of lawsuits alleging negligence, products liability and other legal theories, many of which involve large claims and significant defense costs. The Company also distributes industrial gas products, such as acetylene, which have been the subject of lawsuits arising from industrial and other accidents. Although the Acquired Companies currently maintain liability insurance, there can be no assurance that the coverage limits of such insurance policies were adequate in the past or will be adequate in the future, or that such claims will be covered by insurance. While the Acquired Companies have been able to obtain insurance in the past, such insurance varies in cost, may be difficult to obtain and may not be available in the future on terms acceptable to the Company. Claims, regardless of their merit or eventual outcome, may have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Insurance."

         Concentration of Stock Ownership. Upon the completion of the Offering, the Company's directors, executive officers and founding stockholders will beneficially own approximately 27.1% of the outstanding Common Stock. As a result, assuming they act collectively, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of preventing or deterring a change in control of the Company. See "Management -- Executive Officers and Directors" and "Principal Stockholders."

         Related Party Transactions. The majority of the funding for the Company's operations to date has been provided by $1.5 million in bridge funds (the "Morgenthau Bridge Funds") sponsored by Morgenthau Bridge Financing Corp. ("MBFC"), the principals of which are the Company's founding stockholders. In connection with its sponsorship and management of the Morgenthau Bridge Funds, MBFC received management fees totaling $341,500 and was reimbursed $65,000 for travel and other expenses incurred in connection with the formation and organization of the Company, investigating and evaluating potential acquisition candidates and arranging and negotiating the Acquisitions and the Offering. Each of the four founding stockholders received compensation from MBFC associated with raising the Morgenthau Bridge Funds, and may receive additional compensation dependent on the results of the funds, which are presently unknown. In connection with raising $500,000 in additional bridge financing (referred to as the "September Bridge"), Morgenthau & Associates, Inc., a registered broker-dealer of which Anthony R. Morgenthau, a founding stockholder, is the President, received placement fees of $40,000.

         At the time the Morgenthau Bridge Funds were raised, the principals of MBFC were the Company's only stockholders, and the Company's sole director was affiliated with MBFC. Accordingly, the management fees and expenses paid to MBFC were not subject to arms-length negotiations and necessarily involved conflicts between the interests of the founding stockholders and the Company. The Company has adopted a policy that any future transactions between the Company and its affiliates will be on terms at least as favorable to the Company as those available from non-affiliates and will be approved by a majority of the Company's directors not having an interest in the transaction. See "Certain Transactions."

         Continuing Relationships with the Underwriter. The Company and the Underwriter have established written contractual arrangements to which the Company will remain subject after the completion of the Offering. For a period of three years from the date of this Prospectus, the Company will allow a non-voting observer of the Underwriter to receive notice of and attend meetings of the Company's Board of Directors or, in lieu of an observer, will allow the Underwriter, at its election, to cause the Company to use its best efforts to elect one designee of the Underwriter to the Board of Directors. It is currently anticipated that a designee of the Underwriter will be named to the Board of Directors after the Offering, although such person has not yet been selected. The Underwriter has been granted warrants exercisable for 200,000 shares of Common Stock at an exercise price equal to 120% of the Offering Price. The warrants may adversely affect the Company's ability to raise capital in the future. In addition, the Company will enter into a consulting agreement and a merger and acquisition agreement with the Underwriter. Under the consulting agreement, the Underwriter will perform consulting services related to corporate finance and other financial services at the request of the President of the Company for a fee of $72,000. The Company also has agreed to pay pre-set fees to the Underwriter if, during the two years following the closing of the Offering, it participates in any merger, consolidation or other transaction that closes within 36 months of the closing of the Offering. The consulting agreement and merger and acquisition agreements preclude the Company from entering into such arrangements with other investment bankers, on more favorable terms than those contained in such agreements. See "Underwriting."

         No Prior Public Market; Possible Volatility of Stock Price. Prior to the Offering, there has been no market for the Company's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. The initial offering price will be determined by negotiation between the Company and the Underwriter based upon several factors. The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements related to acquisitions or products or services offered by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many health care companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

         Possible Illiquidity of Trading Market; Penny Stock. The Company has filed an application to have the shares of Common Stock included for quotation on the Nasdaq Small-Cap Market, for which it expects to receive approval. The Nasdaq Small-Cap Market is less liquid than the Nasdaq National Market, on which larger Nasdaq issues trade. If the Company's Common Stock were removed from quotation on the Nasdaq Small-Cap Market, the Common Stock could be subject to so-called "penny stock" rules that impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, removal from the Nasdaq Small-Cap Market, if it were to occur, could affect the ability or willingness of broker-dealers to sell and/or make a market in the Company's Common Stock and the ability of purchasers of the Company's Common Stock to sell their securities in the secondary market. In addition, if the market price of the Company's Common Stock is less than $5.00 per share, the Company may become subject to certain penny stock rules even if still quoted on the Nasdaq Small-Cap Market. While such penny stock rules should not affect the quotation of the Company's Common Stock on the Nasdaq Small-

Cap Market, such rules may further limit the market liquidity of the Common Stock and the ability for purchasers in the Offering to sell such Common Stock in the secondary market.

         Shares Eligible for Future Sale. Sales of substantial numbers of shares of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. Upon completion of the Offering, the Company will have outstanding an aggregate of 3,925,000 shares of Common Stock (4,175,250 shares of Common Stock if the Underwriter's over-allotment option is exercised in full). Of these shares, all of the shares sold in the Offering will be freely tradable without restriction except for shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The remaining 1,925,000 shares of Common Stock and shares underlying outstanding warrants are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted
Shares may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 thereunder. In addition, a total of 525,000 Restricted Shares are subject to a performance earn-out restricting their sale prior to December 2005 unless and until the Company meets certain earnings per share thresholds. Subject to meeting the terms of the performance earn-out, approximately 270,485 shares will be eligible for sale in the public market (subject to certain volume limitations) upon expiration of the lock-up agreement 18 months after the date of this Prospectus and the remainder of the Restricted Shares will be eligible for sale from time to time thereafter upon expiration of their respective two-year holding periods. Any shares subject to the lock-up agreements may be released at any time without notice by the Underwriter. In addition, beneficial owners of 1,035,875 shares of Common Stock, and the Underwriter with respect to the Underwriter Warrants, have registration rights. See "Description of Capital Stock -- Registration Rights." Moreover, the Company intends to register under the Securities Act a total of 675,000 shares of Common Stock reserved for issuance under the 1996 Plan, the Non-Employee Directors Stock Option Plan (the "Directors Option Plan") and individual option grants. See "Shares Eligible for Future Sale" and "Underwriting."

         Immediate and Substantial Dilution. Purchasers of the Common Stock in the Offering will experience immediate and substantial dilution of approximately $6.50, or 118.0% in the pro forma consolidated net book value per share of the Common Stock so purchased, based on the Offering Price and the Acquisitions. The Offering and the Acquisitions will result in the existing stockholders of the Company realizing an immediate dilution in the net tangible book value of their investment of approximately $0.23 per share. See "Dilution."

         No Dividends. The Company intends to retain its earnings to support the growth and development of its business and has no present intention of paying any cash dividends on the Common Stock in the foreseeable future. The Credit Facility does not permit the payment of dividends on the Common Stock. See "Dividend Policy."

         Limitations on Officer and Director Liability. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

         As a result of the inclusion of such provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, even though it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against the challenged conduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors that might have benefited the Company.


         Potential Effect of Anti-Takeover Provisions. The Company's Board of Directors has the authority to issue shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of preferred stock. Furthermore, the Company's Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors may take certain actions without stockholder approval, such as establishing a staggered board of directors or limiting stockholder actions and proposals, which actions may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest. Such actions could adversely affect the market price of the Common Stock. See "Management" and "Description of Capital Stock."

                                USE OF PROCEEDS



         The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock offered by the Company hereby, after deducting underwriting discounts and commissions and estimated Offering expenses, will be approximately $9.0 million ($10.2 million if the Underwriter's over-allotment option is exercised in full). The net proceeds of the Offering, together with proceeds of the Credit Facility, will be used to (i) fund the cash portion of the purchase price for the Acquired Companies (approximately $14.0 million), (ii) repay $2.0 million in bridge loans (and interest thereon) made to the Company by Morgenthau Bridge Investment LP ("Bridge LP") and Morgenthau Bridge Loan LLC ("Bridge LLC") (together, the "Morgenthau Bridge Funds") and by certain investors (the "September Bridge," together with the loans made by the Morgenthau Bridge Funds, the "Bridge Financing") (the Morgenthau Bridge Funds and the September Bridge are sometimes referred to collectively as the "Bridge Funds") and (iii) repay approximately $490,000 in Acquisition and other expenses not paid out of the proceeds of the Bridge Financing. The Bridge Financing has been used to fund deposits to the sellers of the Acquired Companies under the acquisition agreements and to pay certain expenses in connection with the Acquisitions and the Offering. A portion of the proceeds from the Bridge Financing were used for a non-refundable deposit on a home health care company which is not being acquired by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Morgenthau Bridge Funds were sponsored by MBFC, and the principals of MBFC are directors and beneficial owners of more than 5% of the Common Stock of the Company. The outstanding principal balance, interest rate and maturity of the financing provided by the Morgenthau Bridge Funds is $1.5 million, 18.0% and December 31, 1997, respectively. The outstanding principal balance, interest rate and maturity of the financing provided by the September Bridge is $500,000, 12.0% and June 30, 1997, respectively. The Morgenthau Bridge Funds also received warrants to purchase an aggregate of 214,000 shares of Common Stock at $0.10 per share, which were exercised in September 1996. The exercise price was paid by foregoing $21,400 in accrued interest. See "Certain Transactions." The investors in the September Bridge also received 50,000 shares of Common Stock.


         Any amounts remaining from the net proceeds of the Offering, including any proceeds from the exercise of the Underwriter's over-allotment option, will be used for working capital purposes, including future acquisitions. The Company currently has no agreements, commitments or understandings with respect to any such acquisitions. Pending such uses, the Company intends to invest the net proceeds in short-term, interest bearing investment grade securities.



         The Company has obtained a commitment from Manufacturers and Traders Trust Company (the "Bank") for a $6.0 million term loan, a $4.0 million revolving credit facility and a $2.0 subordinated note facility. The term portion of the Credit Facility and the subordinated note facility will be used to pay the remainder of the cash portion of the purchase price for the Acquisitions, repay the Bridge Financing and pay certain expenses of the Acquisitions and the Offering. The remainder of the Credit Facility will be available for working capital and other general corporate purposes, including future acquisitions. Borrowings under the term and subordinated note portions of the Credit Facility amortize over six years. The revolving facility and term loan bear interest at a floating rate based upon the lower of an index to the Bank's prime rate or LIBOR. Borrowings under the subordinated note facility bear interest at a fixed rate of 19% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION


         The following table sets forth the short-term debt and capitalization of the Company as of September 30, 1996: (i) on a consolidated pro forma basis giving effect to the Acquisitions, and (ii) on a consolidated pro forma basis, as adjusted, to give effect to the Acquisitions, borrowings under the Credit Facility and the sale by the Company of 2,000,000 shares of Common Stock at the Offering Price and the application of the net proceeds therefrom as described under "Use of Proceeds." This table does not include Common Stock reserved for issuance upon exercise of the Underwriter's Warrants or options to be issued under the Company's 1996 Plan, the Directors Option Plan or individual option grants. See "Management -- Board of Directors," "-- Stock Option Plan," "Certain Transactions," "Shares Eligible for Future Sale" and "Underwriting."





                                                                               September 30, 1996
                                                                          -------------------------------
                                                                                              Pro Forma,
                                                                           Pro Forma          As Adjusted
                                                                          -----------         -----------
           Short-term debt, including current
             portion of  long-term debt...........................       $   522,132          $    27,132

           Long term debt.........................................         1,519,653            8,004,665
           Stockholders' equity:
                    Preferred stock, par value $.01
                        per share; 500,000 shares
                        authorized; no shares
                        issued and outstanding....................                 -                    -

                    Common stock, par value $.01
                        per share; 10,000,000 authorized;
                        1,925,000 shares issued and
                        outstanding, pro forma;
                        3,925,000 shares issued and
                        outstanding on a pro forma
                        basis, as adjusted........................            20,282               40,282
                    Additional paid-in-capital....................       $ 4,341,528           13,296,939
                    Retained earnings (deficit)...................        (1,616,621)          (1,844,233)

           Total stockholders' equity.............................         2,743,189          $11,492,999
                    Total capitalization..........................       $ 4,262,842          $19,497,653

         This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto and the Unaudited Condensed Consolidated Pro Forma Financial Statements included elsewhere in this Prospectus.

                                    DILUTION


         The net pro forma tangible book value of the Company as of September 30, 1996 was $(1,478,279) or $(0.77) per share of outstanding Common Stock. Pro forma net tangible book value per share is determined by dividing the pro forma negative net tangible book value (tangible assets less liabilities) of the Company by the number of shares of Common Stock outstanding on a pro forma basis.

         After giving effect to the Acquisitions, borrowings of $8.0 million under the Credit Facility and the sale of 2,000,000 shares of Common Stock offered by the Company hereby at an initial pubic offering price equal to the Offering Price, the pro forma net tangible book value of the Company as of September 30, 1996 would have been $(3,915,528) or $(1.00) per share of outstanding Common Stock, representing an immediate dilution of $6.50 and $0.23 per share of Common Stock to new investors and existing stockholders, respectively. The following table illustrates this pro forma per share dilution as of September 30, 1996:





Initial public offering price per share (1)...........................................                $ 5.50
   Pro forma negative net tangible book value per share before the Offering...........      $(0.77)

   Decrease in pro forma net tangible book value per share of Common Stock
     attributable to sale of Common in the Offering and the Acquisitions(2)...........      $(0.23)
Pro forma adjusted negative net tangible book value per share after the
 ..............Offering and Acquisitions(2)............................................                $(1.00)
                                                                                                      ------
Dilution per share to new investors...................................................                $ 6.50
                                                                                                      ======


---------------------------
(1) Before deduction of underwriting discounts and commissions and estimated expenses of the Offering payable by the Company.
(2) After deduction of underwriting discounts and commissions and estimated expenses of the Offering payable by the Company.

         The following table sets forth, on a pro forma basis as of September 30, 1996, the number and percentage of total outstanding shares of Common Stock purchased, the total cash consideration and percentage of total cash consideration paid, and the average price per share paid by existing stockholders, and by purchasers of the Common Stock offered hereby. The calculations in this table with respect to the Common Stock to be issued to the Sellers of the Acquired Companies and to be purchased by new investors in the Offering reflect an initial offering price of $5.50 per share.





                                         Shares Purchased                  Total Consideration           Average
                                     ------------------------            -----------------------        Per Share
                                     Number           Percent            Amount          Percent          Price
                                     ------           -------            ------          -------        ---------
Existing stockholders(1).....       1,925,000          49.0%           $    30,310(1)        0.3%         $ 0.02
New investors................       2,000,000          51.0             11,000,000          99.7            5.50
   Total.....................       3,925,000         100.0%           $11,030,310         100.0%



---------------------------

(1) Excludes approximately $4.2 million of the stockholders' equity contributed to the Company by the sellers of the Acquired Companies.

                                DIVIDEND POLICY

         The Company currently intends to retain any future earnings to support the growth and development of its business and has no present intention of paying any cash dividends on its Common Stock for the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Company's Board of Directors and will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. The Company's Credit Facility does not permit the payment of dividends on the Common Stock.

                            SELECTED FINANCIAL DATA


         The following tables present selected historical financial data for each of the Acquired Companies and Life Critical Care Corporation, as well as unaudited selected pro forma consolidated financial data. The historical financial data for each of the periods ended December 31, 1994 and 1995 have been derived from the historical financial statements which have been audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data set forth below for the respective nine month periods ended September 30, 1995 and 1996 are unaudited and include all adjustments (consisting only of normal recurring adjustments) that management believes necessary for a fair presentation of the data for those periods and are not necessarily indicative of the results to be expected for the year ended December 31, 1996. During the periods presented, the Acquired Companies were not under common control or common management. Therefore, the unaudited pro forma consolidated financial data presented may not be indicative of the future results of operations or financial condition of the Company or the results which would have occurred had the Acquired Companies been consolidated during the periods presented. See Unaudited Condensed Consolidated Pro Forma Financial Statements included elsewhere in this Prospectus.






Life Critical Care Pro Forma Consolidated
     Financial Data(1)

   Pro Forma Consolidated Statement of Operations                     Year Ended
     Data:                                                           December 31,              Nine Months Ended
                                                                         1995                 September 30, 1996
                                                                     ------------             ------------------
         Pro forma revenues..........................                 $11,477,572                $8,885,443
         Pro forma income from operations............                   2,643,320                 1,985,065
         Forfeiture of deposit(2)....................                           -                   700 000
         Other (income) expense, net.................                 $   869,416                $  634,991
         Pro forma income before income taxes........                   1,773,904                   610,074
         Pro forma net income........................                   1,064,342                   366,044
         Pro forma net income per share..............                 $      0.32                $     0.11
         Pro forma weighted average shares(3)........                   3,318,267                 3,438,319


                                                                        September 30, 1996
Pro Forma Consolidated Balance Sheet Data:                                   Pro Forma,
                                                                          As Adjusted (4)
                                                                        ------------------
         Working capital.............................                          $ 2,459,699
         Total assets................................                           20,097,978
         Total debt, including current portion.......                            8,031,797
         Stockholders' equity........................                           11,492,988




                                                                    Year Ended                    Nine Months
                                                                   December 31,                 Ended September 30,
                                                               ---------------------         -----------------------
Historical Financial Data                                       1994           1995           1995            1996
                                                                ----           ----           ----            ----
   Blue Water:
       Revenues......................................        $4,773,100     $5,289,682     $3,870,821     $4,208,055
       Cost of revenues..............................         1,632,018      1,752,968      1,245,944      1,273,035
       Gross profit..................................         3,141,082      3,536,714      2,624,877      2,935,020
       Selling, general and
          administrative expenses....................         2,623,294      2,858,809      2,153,525      2,237,481
       Income from operations........................           517,788        677,905        471,352        697,539
       Net income....................................           459,334        623,774        442,559        632,628

   Great Lakes:
       Revenues......................................        $2,672,078     $3,229,062     $2,344,402     $2,454,346
       Cost of revenues..............................           677,488        694,637        517,384        502,479
       Gross Profit..................................         1,994,590      2,534,425      1,827,018      1,951,867
       Selling, general and
          administrative expenses....................         1,553,917      1,337,466      1,007,768      1,113,876
       Income from operations........................           440,673      1,196,959        819,250        837,991
       Net income....................................           413,576      1,142,258        795,912        824,256

   ABC:
       Revenues......................................        $2,602,203     $2,958,828     $2,206,910     $2,223,042
       Cost of revenues..............................         1,170,701      1,308,517        915,034        886,133
       Gross profit..................................         1,431,502      1,650,311      1,291,876      1,336,909
       Selling, general and
          administrative expenses....................         1,431,987      1,291,068      1,007,561      1,008,156
       Income (loss) from operations.................             (485)        359,243        284,315        328,753
       Net income (loss).............................          (11,211)        358,156        284,284        326,381

                                                                 June 19, 1995
                                                                 (Inception) to               Nine Months Ended
                                                                December 31, 1995            September 30, 1996
                                                                -----------------            ------------------
    Life Critical Care:
       Operating expenses:
              General and administrative.............           $  20,049                  $    187,273
              Management fee.........................             225,000                       116,500
              Professional fee.......................              10,259                       143,229
                                                                ---------                   -----------
       Operating loss................................            (255,308)                     (447,002)
        Forfeiture of deposit(2) ....................               --                          700,000
       Interest and financing expense................              12,618                       203,693
                                                                =========                   ===========
       Net Loss......................................           $(267,926)                  $(1,350,695)
                                                                =========                   ===========



------------------------
(1) See Unaudited Condensed Consolidated Pro Forma Financial Statements for a discussion of the pro forma adjustments.


(2) Represents the non-recurring forfeiture of a deposit on a home health care company that is not being acquired by Life Critical Care for strategic business reasons. Excluding the forfeiture of deposit, pro forma net income and pro forma net income per share would have been $786,044 and $0.23, respectively, for the nine months ended September 30, 1996. The Company believes that future acquisitions, if any, will not involve non-refundable cash deposits, and therefore does not anticipate incurring forfeitures of deposits in the future.

(3) Excludes shares reserved for issuance pursuant to the Company's stock option plans and under individual awards.

(4) Gives effect to (i) the Acquisitions using the purchase method of accounting as if they occurred on September 30, 1996, (ii) the issuance of 771,875 to the sellers of the Acquired Companies and (iii) the incurrence of indebtedness under the Credit Facility, as adjusted for the sale of the 2,000,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements for the reasons set forth herein and under "Risk Factors."

General

         Prior to the completion of the Offering, the Company's only business was to identify and evaluate potential acquisition candidates, negotiate the terms of the Acquisitions and the Offering and to arrange for the financing of the Acquisitions.


         Life Critical Care provides a wide range of home health care products and services, including respiratory therapy services and home medical equipment sales and rentals in the Northern Midwest region. The Company operates from a total of 22 locations in the region, consisting of 18 locations in Michigan and three locations in Wisconsin. The discussion of the Company's Plan of Operation and Liquidity and Capital Resources assumes the Company's completion of the Acquisitions.


         The Company derives substantially all of its revenues from Medicare, Medicaid and private payors, such as traditional indemnity insurers and managed care organizations, including HMOs and PPOs, and TPAs. The Company anticipates that Medicare will continue to represent a significant component of its revenues. Based on available industry and demographic data, the Company believes that demand for home health care will continue to increase as the ongoing pressure to contain health care costs accelerates the growth and utilization of alternate site care, such as home health care, and as the elderly percentage of the population continues to grow. The Company also believes that regulatory and industry pressure to significantly reduce health care costs and the growth of managed care organizations will result in increased pricing pressure.

         The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain administrative functions (including reimbursement, billing and collection, purchasing and management information and accounting systems), and anticipates that it may realize significant savings in other general and administrative areas. The Company, however, has not and cannot quantify these savings until completion of the combination of the Acquired Companies. It is anticipated that these savings will be partially offset by the costs of being a public company and the costs related to the Company's new corporate structure. However, these costs, like the savings that they offset, cannot be quantified accurately. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial
information.   See  Unaudited   Condensed   Consolidated   Pro  Forma  Financial
Statements.

         Effective upon the completion of the Offering, the Company will acquire three home health care companies. The historical results of the Acquired Companies are discussed below. The Acquired Companies have operated as closely-held independent private companies and their results of operations reflect S Corporation tax structures which have influenced, among other things, historical levels of owners' compensation. The differential between the previous compensation and the compensation subsequent to the Acquisitions is referred to as the "Compensation Differential." In addition, as a result of the Acquisitions, the Company has acquired intangible assets, primarily goodwill, of approximately $15.2 million which will be amortized over a useful life of 40 years. On a pro forma consolidated basis, assuming completion of the Acquisitions as of the beginning of the respective periods, the Company would have recognized amortization expense related to goodwill of approximately $379,600 and $285,100 during 1995 and the nine months ended September 30, 1996, respectively. The Compensation Differential, the related and certain other income tax effects and the amortization expense related to goodwill (as well as other adjustments) have been included as pro forma adjustments in the Unaudited Condensed Consolidated Pro Forma Financial Statements.



         The variations in the gross margins of the Acquired Companies are primarily due to internal reporting and product mix differences. For example, ABC, unlike Blue Water and Great Lakes, records the cost of contract labor (respiratory therapists) in cost of goods sold resulting in lower gross margins. In addition, Blue Water sells industrial gases, which typically have a lower gross margin than other products and services sold by the Company.

Plan of Operation

         The Company anticipates that during the next 12 months it will seek to integrate and expand the operations of the Acquired Companies. In particular, the Company intends to expand its respiratory services operations and add infusion therapy and nursing services at selected locations. The expansion of products and services may occur through provider networks or strategic alliances with other home health care companies. In addition, management will centralize certain administrative functions in order to increase efficiency and take advantage of economies of scale. Management also anticipates that it will seek to strengthen its regional base through the acquisition of established Midwestern home health care companies. Management believes that acquisition opportunities will arise as regulatory and competitive pressures encourage further consolidation in the industry. See "Business -- Industry Overview," and "-- Strategy."

Results of Operations - Blue Water


Nine months ended September 30, 1995 and September 30, 1996

         Revenues. Revenues increased approximately $337,000, or 8.7%, from $3.9 million for the nine months ended September 30, 1995 (the "1995 Period") to $4.2 million for the nine months ended September 30, 1996 (the "1996 Period") as a result of increased rental revenues from an expanded customer base.

         Cost of revenues. Cost of revenues increased approximately $27,000 from $1,246,000 for the 1995 Period to $1,273,000 for the 1996 Period, and cost of revenues as a percentage of revenues declined from 32.2% to 30.3%. The decrease in cost of revenues as a percentage of revenues is primarily due to increased rental revenues, which generally have a higher margin than sales. Gross profit increased approximately $310,000, or 11.8%, from $2.6 million for the 1995 Period to $2.9 million for the 1996 Period.

         Selling, general and administrative expenses. Selling, general and administrative expenses were approximately $2.2 million for both periods, primarily due to a decrease in the profit sharing contribution, partially offset by higher overhead costs due to the expanded customer base.

         Income from operations. Income from operations increased $226,000, or approximately 48.0%, from $471,000 for the 1995 Period to $698,000 for the 1996 Period as a result of an increase in higher margin rentals.

         Net Income. Net income, increased 43.0%, , from $443,000, or 11.4% of revenues, for the 1995 Period to $633,000, or 15.0% of revenues, for the 1996 Period.



Years ended December 31, 1994 and 1995


         Revenues. Revenues increased approximately $517,000, or 10.8%, from $4.8 million for 1994 to $5.3 million for 1995. This increase was due to an increase in both rentals and sales of Blue Water's products and services.


         Cost of revenues. Cost of revenues increased approximately $121,000, or 7.4%, from approximately $1.6 million in 1994 to approximately $1.8 million in 1995, but decreased as a percentage of revenues from 34.2% for 1994 to 33.1% for 1995. Gross profit increased approximately $396,000, or 12.6%, from $3.1 million in 1994 to $3.5 million in 1995.

         Selling, general and administrative expenses. Selling, general and administrative expenses increased approximately $236,000, or 9.0%, from $2.6 million for 1994 to $2.9 million for 1995 primarily due to higher overhead costs including increased professional fees associated with the pending sale of Blue Water.

         Income from operations. Income from operations increased approximately $160,000, or 30.9%, from $518,000 in 1994 to $678,000 in 1995, primarily due to increased revenues and gross profits.

         Net Income. Net income increased approximately $164,000, or 35.8%, from $459,000, or 9.6% of revenues, for 1994 to $624,000, or 11.8% of revenues, for 1995.


Results of Operations - Great Lakes


Nine months ended September  30, 1995 and September  30, 1996

         Revenues. Revenues increased approximately $110,000, or 4.7%, from $2.3 million for the 1995 Period to $2.5 million for the 1996 Period due to increases in both rentals and sales of Great Lake's products and services.

         Cost of revenues. Cost of revenues decreased approximately $15,000 from $517,000 for the 1995 Period to $502,000 for the 1996 Period. Gross profit increased approximately $125,000, or 6.8%, from $1.8 million for the 1995 Period to $2.0 million for the 1996 Period.

         Selling, general and administrative expenses. Selling, general and administrative expenses increased approximately $106,000, or 10.5%, from $1,008,000 for the 1995 Period to $1,114,000 for the 1996 Period, primarily due to higher overhead costs, including annual salary increases, and the institution of an employee incentive compensation plan.

         Income from operations. Income from operations increased $19,000, or 2.3%, from $819,000 for the 1995 Period to $838,000 for the 1996 Period due primarily to improved gross margins on higher revenues.

         Net income. Net income increased approximately $28,000, or 3.6%, from $796,000, or 33.9% of revenues, for the 1995 Period to $824,000, or 33.6% of revenues, for the 1996 Period.


Years ended December 31, 1994 and 1995

         Revenues. Revenues increased approximately $557,000, or 20.8%, from $2.7 million for 1994 to $3.2 million for 1995 primarily due to an increase in rental revenues.

         Cost of revenues. Cost of revenues increased approximately $17,000, or 2.5%, from $677,000 for 1994 to $695,000 for 1995, but declined as a percentage of revenues from 25.4% for 1994 to 21.5% for 1995. The decline in cost of revenues as a percentage of revenues was primarily due to decreased depreciation expense. Gross profit increased approximately $540,000, or 27.1%, from $2.0 million for 1994 to $2.5 million for 1995.

         Selling, general and administrative expenses. Selling, general and administrative expenses decreased approximately $216,000, or 13.9%, from $1.6 million for 1994 to $1.3 million for 1995 primarily due to a non-compete payout to a former owner which was completed in 1994, a decrease in facilities expense and a decrease in other administrative expenses.

         Income from operations. Income from operations increased approximately $756,000, or 171.6%, from $441,000 for 1994 to $1.2 million for 1995 due to higher revenues, increased gross margins and decreased overhead costs.

         Net income. Net income increased approximately $729,000, or 176.2%, from $414,000, or 15.5% of revenues, for 1994 to $1.1 million, or 35.4% of revenues, for the same period in 1995.

Results of Operations - ABC


Nine months ended September 30, 1995 and September 30, 1996

         Revenues.  Revenues were approximately $2.2 million for both periods.

         Cost of revenues. Cost of revenues decreased approximately $29,000, or 3.2%, from $915,000 for the 1995 Period to $886,000 for the 1996 Period, and cost of revenues as a percentage of revenues decreased from 41.5% for the 1995 Period to 39.9% for the 1996 Period. Gross profit increased approximately $45,000, or 3.5%, from $1,292,000 for the 1995 Period to $1,337,000 for the 1996
Period. Gross profit increased primarily due to decreased depreciation expense as more assets became fully depreciated and ABC made no significant new purchases at the request of the Company.

         Selling, general and administrative expenses. Selling, general and administrative expenses were approximately $1,008,000 for each of the 1995 Period and the 1996 Period.

         Income from operations. Income from operations increased approximately $44,000, or 15.6%, from $284,000 for the 1995 Period to $329,000 for the 1996
Period as a result of lower operating expenses on relatively flat revenues.

         Net income. Net income increased approximately $42,000, or 14.8%, from $284,000, or 12.9% of revenues, for the 1995 Period to $326,000, or 14.7% of revenues, for the 1996 Period.


Years ended December 31, 1994 and 1995

         Revenues. Revenues increased approximately $357,000, or 13.7%, from $2.6 million for 1994 to $3.0 million for 1995. This increase was primarily due to increased volume for both rental and sales of the company's products and services.

         Cost of revenues. Cost of revenues increased $138,000, or 11.8%, from $1.2 million in 1994 to $1.3 million in 1995, but decreased as a percentage of revenues from 45.0% for 1994 to 44.2% for 1995. The decline in the cost of revenues  as a  percentage  of  revenues  was  primarily  due to a  decrease  in depreciation expense and an improved commission structure. Gross profit increased approximately $219,000, or 15.3%, from $1.4 million in 1994 to $1.7 million in 1995.

         Selling, general and administrative expenses. Selling, general and administrative expenses decreased approximately $141,000, or 9.8%, from $1.4 million in 1994 to $1.3 million in 1995 primarily due to lower overhead expenses and lower owners' compensation.

         Income  from   operations.   Income  from   operations   increased   by
approximately $360,000 to $359,000 in 1995 primarily due to lower operating expenses on higher revenues and lower owners' compensation.

         Net income. Net income increased $369,000 from a loss of $11,000 for 1994 to income of $358,000, or 12.1% of revenues, for 1995.

Liquidity and Capital Resources - Consolidated

         Since its inception in June 1995, the Company has incurred expenses in connection with the Acquisitions, including cash deposits to the sellers of the Acquired Companies and preparation for the Offering, which have been paid by the Bridge Financing. Approximately $700,000 of the proceeds of the Bridge Financing were used for a non-refundable deposit on a home health care company that is not being acquired by the Company for strategic business reasons. The net proceeds of the Offering, together with the term and subordinated note portions of the Credit Facility, will be used to pay the remainder of the cash portion of the purchase price for the Acquisitions and to repay the Bridge Financing. See "Use of Proceeds."

         In connection with the Offering, the Company has obtained the Credit Facility, consisting of a $6.0 million six year term loan, a $4.0 million revolving credit facility and a $2.0 million subordinated note facility. The Company incurred a one-time facility fee of $140,000 and is required to pay a fee on the average unused portion of the line of credit of 0.375% per annum. Borrowings under the revolving credit facility and term portions of the Credit Facility will bear interest at a floating rate based upon the lower of an index to the Bank's prime rate or LIBOR. As of December 3, 1996, the applicable interest rates for the term loan and the revolving credit facility would have been 8.29% and 8.04%, respectively. Borrowings under the subordinated note facility amortize over six years, and will bear interest at a fixed rate of 19.0% per annum. The revolving credit facility will be available for working capital and acquisition funding purposes. Borrowings under the Credit Facility are collateralized by substantially all of the Company's assets. The Credit Facility also contains financial covenants applicable to the Company, including minimum debt service coverage and net worth requirements, and limitations on indebtedness, dividends, capital expenditures, mergers and the sale or purchase of assets not in the ordinary course of business.

         On a pro forma consolidated basis as of September 30, 1996, assuming the completion of the Acquisitions and the Offering, the Company expects to have working capital of approximately $2.5 million, including cash and cash equivalents of approximately $204,000. The Company anticipates that existing working capital, together with $4.0 million available to it under the revolving credit facility and cash generated from operations, will be sufficient to fund the operations of the Company after the consummation of the Acquisitions, and to fund the planned expansion of services to be offered by the Company during the next 12 months, including the potential addition of infusion therapy and nursing services at selected locations. However, delays in reimbursement may result in working capital constraints and there can be no assurance that the funds available to the Company from the Offering and the Credit Facility will be sufficient for the Company's working capital needs or to fund any further acquisitions. In that event, the Company may be required to seek additional financing or issue additional shares of capital stock in order to consummate any such acquisitions. There can be no assurance that any such additional financing will be available on terms acceptable to the Company or at all. See "Risk Factors -- Substantial Indebtedness" and "--Future Capital Needs; Uncertainty of Additional Financing."


Impact of Inflation

         A  substantial   portion  of  the  Company's  revenues  is  subject  to
reimbursement rates which are regulated by the federal and state governments or through contractual arrangements and do not automatically adjust for inflation. These reimbursement rates are adjusted periodically based upon certain factors, including legislation and executive and congressional budget reduction and control processes, inflation and costs incurred in rendering the services, but in the past have had little relationship to the actual cost of doing business. See "Risk Factors -- Potential Reductions in Medicare Reimbursement," "-- Reimbursement Payment Delays," "-- Health Care Reform Risks" "-- Risks Associated with Governmental Regulation" and "Business --Regulation."

                                    BUSINESS

General



         Life Critical Care is a provider of home health care products and services in the Northern Midwest region. Life Critical Care provides a wide range of home health care products and services, including respiratory therapy services and home medical equipment sales and rentals. In the region, the Company operates from a total of 22 locations in Michigan and Wisconsin. The Company believes that the Midwest region offers significant growth opportunities due to the fragmentation of the home health market in the region. The Company's objective is to become a leading comprehensive provider of home health care products and services in the Midwest through acquisitions, internal growth and the development of provider networks and strategic alliances with other home health care providers.


Industry Overview

         Total expenditures within the health care industry, which have increased at twice the rate of inflation in recent years, were approximately $1.1 trillion in 1995. The ongoing pressure to contain health care costs, while maintaining high quality care, is accelerating the growth of alternate site care, such as home health care, that reduces hospital admissions and lengths of hospital stays. Home health care is among the fastest growing segments of the health care industry, with total expenditures in 1995 estimated to be approximately $27.0 billion. The Company believes that the growth in home health care is influenced by the following factors and trends:

   (bullet) Cost Effective Alternative. Health care providers, as well as Medicare and other payors, are increasingly recognizing that in many situations home health offers a less costly alternative to in-patient hospital care.

   (bullet) Aging Population. The U.S. Bureau of the Census has estimated that in 1995 approximately 12.6% of the U.S. population was 65 or more years of age, with the population of persons over 85 years of age growing at an annual rate of 3.6%, more than three times faster than the total population.

   (bullet) Technological Advancements. Advancements in medical technology have allowed the delivery of an increasing amount of health care products and services in the home and other residential environments.

   (bullet) Patient Preference for Home Care. In general, patients prefer to recuperate in their homes rather than in a hospital or other institutional environment.

         Historically, the home health care industry has been highly fragmented and largely characterized by local providers that typically do not offer a comprehensive range of cost-effective services. These local providers often do not have the capital necessary to expand their operations or the range of services offered, which limits their ability to compete for referrals and to realize efficiencies in their operations. Payors increasingly are seeking home health care providers that offer a cost-effective, comprehensive range of services in each market served, which further inhibits the ability of local providers to compete effectively. As a result of these economic and competitive pressures, the home health care industry is undergoing rapid consolidation, a trend the Company expects will continue.

Strategy

         The Company intends to utilize a decentralized operating and service philosophy in order to assure high quality customer service while capitalizing on the centralization of certain administrative functions. The strategy also emphasizes the retention of local management, all of which the Company believes will allow it to achieve its goal of becoming a leading comprehensive provider of home health care products and services in the Midwest.

(bullet) Expanding  through   Acquisitions.   The  Company  intends  to  pursue
         an aggressive acquisition strategy primarily in the Midwest Region, where the Company believes there are significant growth opportunities due to fragmentation of the market in the region. In existing markets, the Company will seek acquisitions that increase market share and broaden the range of products and services provided by the Company in those markets. In new geographic markets, the Company will target established Midwestern home health care service providers that are either leaders in their markets or provide other strategic advantages for the Company.


(bullet) Accelerating Internal Growth. A key component of the Company's strategy to become a comprehensive provider to accelerate internal growth at each Acquired Company and each subsequently acquired home health care business by standardizing and expanding existing products and services. The Company intends to expand its respiratory services operations and add infusion therapy and nursing services at selected locations. The expansion of these products and services may be accomplished through provider networks or strategic alliances with other home health care companies. The Company also intends to enhance its sales and marketing efforts by developing programs targeted at each of the major referral sources, including hospital discharge planners, physicians and physician groups, as well as managed care sources.


(bullet) Capitalizing  on New  Management and Corporate  Structure.  The Company
         is assembling a professional management team with extensive experience in the home health care industry. The Company's new management team intends to position the Company to take advantage of the growth opportunities presented by industry consolidation. In addition, the new corporate structure will allow the consolidation of
         administrative  functions of the Acquired   Companies  such  as
         reimbursement,   billing  and  collection, purchasing,   management
         information  and  accounting   systems  and  the improvement of
         operating efficiencies through the elimination of redundant facilities and equipment. The Company also believes that it will have greater purchasing power in such areas as supplies, inventory, equipment and insurance and better access to capital than the Acquired Companies had independently.

Products and Services

         The Company derives its revenues primarily through the provision of home respiratory therapy products and services and home medical equipment ("HME") sales and rentals. The

Company estimates that respiratory therapy products and services, HME sales and rentals and other products and services represented approximately 72.0%, 20.0% and 8.0%, respectively, of pro forma consolidated revenues during 1995 and approximately 72.0%, 19.0% and 9.0%, respectively, of pro forma consolidated revenues during the nine months ended September 30, 1996. The products and services discussed below are provided by the Company on a consolidated basis, although not all of the Acquired Companies provide all products and services.


         Respiratory Therapy Services. Respiratory therapy patients use equipment such as oxygen systems, which assist patients with breathing; nebulizers, which aerosolize medications; and ventilators, which breathe for the patient. The Company believes that increasing physician acceptance of home health care, improving clinical techniques which prolong life, the aging population, and cost effectiveness are resulting in the increasing utilization of home respiratory therapy services.

         In providing respiratory therapy products and services to patients, the Company's personnel manage the needs of the patient according to the physician-directed plan of care and educate the patient and care giver regarding treatment requirements, use of equipment and self-care. Certain equipment, such as oxygen concentrators, ventilators and apnea monitors, require periodic visits to the patient's home to assure patient compliance with physician orders and to monitor the proper functioning of the equipment. The respiratory therapy services that the Company provides include the following:

                  Oxygen systems to assist patients with breathing. There are three types of oxygen systems: (i) oxygen concentrators, which are stationary units that filter ordinary air in order to provide continuous flow of oxygen; (ii) liquid oxygen systems, which are portable, thermally-insulated containers of liquid oxygen; and (iii) high pressure oxygen cylinders, which are used for portability with oxygen concentrators. Oxygen systems are used to treat patients with chronic obstructive pulmonary disease, cystic fibrosis and neurologically-related respiratory problems.

                  Nebulizers to deliver aerosol medication to patients. Nebulizers are used to treat patients with asthma, chronic obstructive pulmonary disease, cystic fibrosis and neurologically-related respiratory problems.

                  Home ventilators to sustain a patient's respiratory function mechanically in cases when a patient requires breathing assistance.

                  Continuous positive airway pressure therapy ("CPAP") to force air through respiratory passage-ways during sleep. This treatment is used primarily on adults with sleep apnea, a condition in which a patient's normal breathing patterns are disturbed during sleep.

                  Apnea monitors to monitor and warn parents of apnea episodes in newborn infants as a preventive measure against sudden infant death syndrome.

         Home Medical Equipment Sales and Rentals. The Company's primary product lines include hospital beds, wheelchairs, bathroom aids, patient aids (such as walkers, canes and commodes) and diabetic supplies, including meters and strips. The Company also offers a variety of incontinence, ostomy supplies and orthotic fittings as well as self-help items such as lift chairs, blood pressure kits and ice packs. In addition to its sales activities, the Company rents durable medical equipment, such as beds and wheelchairs, to patients on a short-term and a long-term basis.

Future Services.

         The Company intends to add infusion therapy and nursing services at selected locations as part of its efforts to become a leading comprehensive provider of home health care products and services in the Midwest. The expansion may be the result a combination of internal growth, acquisitions and the development of provider networks and strategic alliances with other home health care providers.

         Home Infusion Therapy. Home infusion therapy is the administration outside the hospital setting of nutrients, antibiotics and other medications intravenously (into the vein), subcutaneously (under the skin), intramuscularly (into the muscle), intrathecally or epidurally (via spinal routes) or through tubes into the digestive tract. Typical infusion services include antibiotic and related therapies (therapies used to treat various infections and diseases); parenteral nutrition therapy (the intravenous feeding of life sustaining nutrients to patients with impaired or altered digestive tracts); blood products; and enteral nutrition therapy (the administration of nutrients through a feeding tube).

         Nursing and Related Care. Nursing services include Registered Nurses, who provide a broad range of nursing care services, Licensed Practical Nurses, who perform a variety of technical nursing procedures, specialty therapists, occupational therapists, speech therapists, social workers and home health aids and companions.

Operations.



         General. The Company's corporate offices will be located at Blue Water Medical Supply's office in New Baltimore, Michigan. The Company maintains offices and warehouse facilities in the following locations:

                 Michigan                    Marquette
                 Atlanta                     Menominee
                 Bay City                    New Baltimore (2 locations)
                 Charlevoix                  Reed City
                 Cheboygan                   Sault Ste. Marie

                 Escanaba                    West Branch (2 locations)

                 Gaylord
                 Gladwin                     Wisconsin
                 Ionia
                 Kalkaska                    Appleton
                 Lapeer                      Manitowoc
                 Manistee                    Sturgeon Bay



         The Company intends to centralize certain administrative functions at its corporate offices, including reimbursement, billing and collection, purchasing and management information and accounting systems. The Company intends to retain local control over most aspects of day to day operations, especially those functions that are related to patient care.

         Sales and rentals at each of the Company's locations are generally handled by customer service representatives, who take orders, obtain payor information and dispatch equipment and supplies to the patient's home. The Company's technicians deliver and install HME and instruct patients in the use of the equipment. The Company maintains warehouse and repair facilities where most orders are filled and repairs and maintenance of equipment are performed. The Company has a periodic routing system to pick up and deliver equipment in need of repair or maintenance and to provide inventory to individual store locations.



         Sales and Marketing. The Company currently markets its services and products to referral sources such as physicians, hospital discharge planners and social service workers, insurance companies and prepaid health plans, as well as directly to patients. In seeking to attract and retain referral sources, the Company emphasizes its reputation for quality service and responsiveness to the requirements of the referral sources. In general, the sales representatives market the Company's services through direct contact with referral sources in the form of meetings, telephone calls and solicitations. In addition to these traditional referral sources, management believes that managed care organizations and other third party payors will become increasingly important sources of referrals to home health care providers. As a result, the Company is developing marketing initiatives directed at managed care organizations.



         In addition to its direct marketing efforts, the Company participates in local trade shows and exhibitions in order to promote its products and services to potential referral sources and managed care payors. The Company also provides referral sources with in-service education programs and training sessions.



         In most of the Company's markets, the Company maintains a retail store and showroom where patients may purchase supplies or purchase or rent various types of equipment. The Company believes its retail locations increase community awareness of its products and services.

         Purchasing. The Company purchases or leases medical equipment and supplies required in connection with the Company's business from many suppliers, and participates in a buying group that provides the opportunity to receive volume discounts. The Company has not experienced, and does not anticipate that it will experience, difficulty in purchasing such materials or leasing such equipment and supplies. If the Company's current suppliers should cease to supply the Company, the Company believes that alternative sources can be readily located that would adequately meet its needs.



         Quality Assurance and Accreditation. In order to compete effectively, management believes that it is essential that the Company provide high quality products and services with the goal of improving patient outcomes and efficiency in the delivery of care. Management also believes that all of the Acquired Companies have reputations in the markets served for providing quality products and services. In order to promote continued quality, the Company will institute a rigorous, Company-wide quality assurance program which will emphasize a corporate philosophy of service excellence and will provide guidance, education and resources for implementing the quality improvement program.

         Blue Water and ABC have been accredited by the JCAHO, a nationally recognized organization that develops standards for various health care industry segments and monitors compliance with those standards through voluntary surveys of participating providers. The Company intends to apply for JCAHO accreditation for the Great Lakes locations following completion of the Offering. Not all home health providers have chosen to undergo this accreditation process due to its expense and time burden. As the home health care industry becomes increasingly competitive and as managed care organizations increase their penetration in the markets served by the Company, management believes that JCAHO accreditation will become an increasingly important factor in procuring business.

         The Acquired Companies are subject to periodic resurveys by the JCAHO, and there can be no assurance that a renewal of accreditation will be forthcoming. The Company relationship with existing and potential referral sources could be adversely affected by a loss of JCAHO accreditation at one or more of the Acquired Companies.



         Reimbursement, Billing and Collection. The Company's revenues are derived primarily from Medicare, Medicaid, private insurance companies, HMOs and PPOs, workers' compensation programs and directly from patients. The Company assumes payment for some durable equipment and directly bills Medicare, Medicaid and private insurance companies for the collection of these patient claims. This service allows customers to obtain rental and purchase equipment after they have received proper documentation from a physician or discharge planner, without up-front cash payments.


         Reimbursement from private insurers, Medicare and Medicaid is largely dependent on the Company's timely and correct claims form submission in accordance with varying requirements of different payors. This process is facilitated by the Company's use of electronic billing systems which are in place for certain major payors. The Company intends to consolidate its billing and collections functions, thus eliminating certain duplicate overhead costs.



         The Company estimates that Medicare, Medicaid, private pay, and private insurance and other payors represented approximately 57.0%, 12.0%, 9.0%, and 22.0%, respectively, of the Company's pro forma consolidated revenues during 1995 and approximately 60.0%, 11.0%, 7.0%, and 22.0%, respectively, for the nine months ended September 30, 1996.



         The home health care industry is generally characterized by long collection cycles for accounts receivable due to the complex and time consuming requirements for obtaining reimbursement from private and governmental third party payors. In addition, reimbursement from government payors is subject to examination and retroactive adjustment. Such delays or retroactive adjustments could lead to cash shortages, which may require the Company to borrow funds, issue equity securities or take other action to meet its ongoing obligations. The Company would be adversely affected if it were to experience such difficulties and were unable to obtain funds on acceptable terms to meet possible cash shortages.

         Management Information Systems. All of the Acquired Companies have computerized billing systems, which provide invoicing and statistical data and electronic billing systems for claims with Medicare and certain other payors. Following the completion of the Acquisitions, the Company intends to consolidate the claims processing functions of the Acquired Companies. The consolidation is expected to take place in stages, with the initial stage being the consolidation of the Blue Water and ABC billing systems. Further consolidation will depend upon the Company's assessment of the benefits and costs of consolidation. In certain markets, providers, payors and managed care organizations are demanding data on outcomes and utilization and other analytical reports as a measure of the efficacy and quality of care. In these markets, home health care companies are required to invest in increasingly sophisticated systems. Management does not believe that a significant portion of home health care companies in the markets served by the Acquired Companies are currently utilizing sophisticated systems, although inroads by managed care organizations could lead to increased information system requirements. In such event, the Company would need to make capital investments in such systems, which may require the Company to seek additional financing.

Competition

         The home health care industry is highly competitive. Historically, it has been highly fragmented and characterized by small, local operators with only a small number of national providers. The Company competes with a number of home health care providers including some national companies which seek to offer a comprehensive range of home health care services as well as regional companies and locally-owned, limited service home health care providers. In addition, there are relatively few barriers to entry into the home health care industry. Other companies, including manufacturers and suppliers of home health care equipment, managed care organizations, hospitals and other health care providers and provider groups that currently are not serving the home health care market, may become competitors. To the extent that these companies enter the home health care market, the Company may also lose existing and potential referral sources.

         The Company believes that the most important competitive factors are quality of care and services, reputation with referral sources, payors, patients and the medical community, reasonable and competitive prices, the range of services offered and geographic coverage. Management believes the Company is well positioned to compete effectively with respect to quality of care and service, reputation and pricing. Management intends to expand the range of services offered and the geographic coverage of the Company in order to more effectively compete in the future, particularly as managed care becomes a more significant source of business for the Company.

         In attempting to carry out its acquisition strategy, Life Critical Care will also compete for acquisition candidates. The Company believes that its decentralized management and operating strategies will make it an attractive acquirer to home health care companies. However, other potential home health care acquirers have greater financial and operational resources than the Company, and there can be no assurance that the Company will be able to compete effectively in its chosen markets.

Regulation

         The Company's business is subject to extensive federal, state and local regulation.

         Permits and Licensure. Many states require companies providing certain home health care services to be licensed as home health agencies. In addition, certain of the Company's operations are subject to federal and other state laws and regulations governing the packaging and repackaging and dispensing of drugs (including oxygen). State laws also require licensing of the sale of industrial and other gases. Federal laws may require registration with the Drug Enforcement Administration of the United States Department of Justice and the satisfaction of certain requirements concerning security, record keeping, inventory controls, prescription, order forms and labeling. In addition, certain health care practitioners employed by the Company require state licensure and/or registration and must comply with laws and regulations governing standards of practice. The failure to obtain, renew or maintain any of the required regulatory approvals or licenses could adversely affect the Company's business. There can be no assurance that either the states or the federal government will not impose additional regulations upon the Company's activities which might adversely affect its business, results of operations or financial condition.

         Certificates of Need. Certain states require companies providing home health care services to obtain a certificate of need issued by a state health planning agency. Some states require such certificates of need only for Medicare-certified home health agencies. Where required by law, the Company has obtained certificates of need from those states in which it operates. There can be no assurance that the Company will be able to obtain any certificates of need which may be required in the future if the Company expands the scope of its services or if state laws change to impose additional certificate of need requirements, and any attempt to obtain additional certificates of need will cause the Company to incur certain expenses.

         Fraud and Abuse Laws. The Company is also subject to federal and state laws prohibiting direct or indirect payments for patient referrals, prohibiting referrals to an entity in which the referring provider has a financial interest, and regulating reimbursement procedures and practices under Medicare, Medicaid and state programs as well as in relation to private payors.

         The anti-kickback provisions of the federal Medicare and Medicaid Patient and Program Protection Act of 1987 (the "Anti-kickback Statute") prohibit the offer, payment, solicitation or receipt of any remuneration in return for the referral of items or services paid for in whole or in part under the Medicare or Medicaid programs (or certain other state health care programs). To date, courts and government agencies have interpreted the Anti-kickback Statute to apply to a broad range of financial relationships between providers and referral sources, such as physicians and other practitioners. The United States Department of Health and Human Services has adopted regulations creating "safe harbors" from federal criminal and civil penalties under the Anti-kickback Statute by exempting certain types of ownership interests and other financial arrangements that do not appear to pose a threat of Medicare and Medicaid program abuse. Transactions covered by the Anti-kickback Statute that do not conform to an applicable safe harbor are not necessarily in violation of the Anti-kickback Statute, but the practice may be subject to increased scrutiny and possible prosecution. The criminal penalty for conviction under the Anti-kickback Statute is a fine of up to $25,000 and/or up to five years imprisonment. In addition, conviction mandates exclusion from participation in the Medicare and Medicaid programs. Such exclusion can also result based on conviction under other federal laws which impose civil and criminal penalties for submitting false claims, such as claims for services not provided as alleged. Several health care reform proposals have included an expansion of the Anti-kickback Statute to apply to referrals of any patients regardless of payor source.

         The Federal government has enacted the so-called "Stark Law," which generally prohibits referrals by physicians to certain entities with which they have a financial relationship. More recently, the Stark Law was broadly expanded by the "Amended Stark Law," which provides that where a physician has a "financial relationship" with a provider of "designated health services"
(including, among other things, the provision of parenteral and enteral nutrients, equipment and supplies, home health services, ultrasound services and durable medical equipment, which are products and services provided by the Company), the physician will be prohibited from making a referral to the health care provider (and the provider will be prohibited from billing) for the designated health service for which Medicare or Medicaid payment would otherwise be made. Certain exceptions are available under the Amended Stark Law, which may or may not be available to the Company for arrangements in which the Company may be involved. Submission of a claim that a provider knows or should know is for services for which payment is prohibited under the Amended Stark Law could result in refunds of any amounts billed, civil money penalties of not more than $15,000 for each such service billed and possible exclusion from the Medicare and Medicaid programs. Furthermore, Medicare regulations contain similar self-referral restrictions which provide that unless certain conditions are met a plan of care for home health services generally may not be certified by a physician who has a significant ownership interest in, or a significant financial or contractual relation with, that home health agency.

         Many states have adopted statutes and regulations which vary from state to state prohibiting provider referrals to an entity in which the provider has a financial interest, direct or indirect remuneration or fee-splitting arrangements between health care providers for patient referrals, and other types of financial arrangements with health care providers. Sanctions for violation of these state restrictions may include loss of licensure and civil and criminal penalties. Certain states also require health care practitioners to disclose to patients any financial relationship with a provider and to advise patients of the availability of alternative providers.

         The federal government has increased significantly the financial and human resources allocated to enforcing the fraud and abuse laws. Private insurers and various state enforcement agencies also have increased their scrutiny of health care providers' practices and claims, particularly in the home health and durable medical equipment areas. Although it is the Company's policy to monitor compliance with these laws, no assurance can be given that the practices of the Company, if reviewed, would be found to be in compliance with such laws or with any future laws, as such laws ultimately may be interpreted.



         Reimbursement. In August 1993, Congress passed the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993"), which included approximately $56 billion in reimbursement reductions to the Medicare program over five years. In January 1994, two developments lowered the Company's reimbursement by Medicare for nebulizers, each of which had a significant impact on net revenues of the Company attributable to the rental of nebulizers. First, reclassification of nebulizers to "capped rental equipment" pursuant to OBRA 1993 capped the total allowable rental payments at the allowable purchase cost of such equipment. Second, effective January 1, 1994, new fee schedules published by the various Durable Medical Equipment Regional Carriers ("DMERCs") reduced by approximately 50% the allowable monthly rental fees for nebulizers. Recently, the DMERCs released for industry comment a draft policy which, if adopted, would incorporate the pharmacy requirement imposed by HCFA and described above and impose certain conditions to the coverage of nebulizers and aerosol medications. Comments on the proposed draft policy have been submitted by members of the home care industry and currently are being reviewed by the DMERCs and HCFA. In its continuing effort to contain health care costs, Congress also is contemplating changes in oxygen reimbursement.



         More generally, government officials are continuing to review and assess alternative health care delivery systems and payment methodologies in efforts to curtail costs. Several proposals involving potential changes in the way home health care services are reimbursed are presently under consideration. See "-Current Developments."

         Current Developments. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Although Congress has failed to pass comprehensive health care reform legislation, the Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems and may in the future propose and adopt legislation effecting fundamental changes in the health care delivery system. Congress currently is considering proposals to reduce Medicare spending increases by $270 billion over the next seven years. Legislative debate on health care reform is expected to continue in the future. While the principal focus of these broad initiatives is not on costs in the home health care segment of the industry (which in 1995 represented only approximately 3% of total health care costs), it can be expected that the home health care segment would be affected to some extent by the passage of any such initiative.

         Congress passed the Balanced Budget Act of 1995 (H.R. 2491) (the "Budget Act") which included provisions that would have converted Medicaid to a block grant program that would give the states greater freedom to experiment with innovative benefit packages, provider payment levels, delivery systems, and eligibility criteria and would have reduced the rate of spending growth, with projected savings of $182 billion over the next seven years. On December 7, 1995, President Clinton vetoed the Budget Act and offered an alternative balanced budget proposal. The Medicaid portion of President Clinton's proposal calls for a per capita spending cap to limit the growth of average federal spending for each Medicaid recipient. At this time, Congress and the President are trying to reach an accord on budget legislation, which in its final form will likely impact federal spending for Medicaid.



         In August 1996, HCFA, after completing its study of reasonable market prices, proposed a 40% reduction in oxygen reimbursement rates. HCFA has not yet issued this proposal for Administration approval for publication for notice and comment, but is expected to do so in connection with efforts to restrain federal spending. If approved, the reduction would have a material adverse effect on the Company's business by significantly decreasing the Company's revenues from its respiratory therapy services, which represented approximately 72.0% of the Company's pro forma consolidated revenues during each of 1995 and the nine months ended September 30, 1996. Recent HCFA regional office action, which became effective December 1, 1996, imposes reductions in reimbursement rates and delivery restrictions on aerosol medications, and prohibits DME suppliers from billing for prescription products unless they are licensed as pharmacies.



         Congress is also considering establishing a prospective payment system ("PPS") for home health services. The proposal would lower cost limits over the short-run and implement a per-episode PPS for home health not later than 1999. Currently, HCFA is running a demonstration project to test per episode reimbursement for home health services.

         The Company is unable to predict whether the proposed Medicare prospective payment system, the Medicaid block grant program, or the DMERCs draft policy will be enacted or what final form such legislation might take. Furthermore, the Company cannot predict what additional government regulations, if any, affecting its business may be enacted in the future, how existing or future laws and regulations might be interpreted, or whether the Company will be able to comply with such laws and regulations in its existing or future markets. In addition, the level of net revenues and profitability of the Company, like those of other health care providers, will be affected by the continuing efforts of payors to contain or reduce the costs of health care by lowering reimbursement rates, increasing case management review of services, negotiating reduced contract pricing, and capitalization arrangements.

Employees



         On a pro forma basis as of October 31, 1996, the Company had 103 full-time and 16 part-time employees. Management believes that the

Company's employee relationships are good. None of the Company's employees are represented by a labor union.

Properties



         The Company has a total of 22 leased facilities in Michigan and Wisconsin pursuant to leases that expire on various dates through 2001 or continue on a month-to-month basis. The Company believes that these leases can be renegotiated as they expire or that alternative properties can be leased on acceptable terms. The Company also believes that these facilities are adequate for its current operations and for foreseeable future operations. Certain of the leases are with the former owners of the Acquired Companies and may be on terms less favorable to the Company than those currently available to the Company elsewhere. The Company's corporate headquarters following the consummation of the Offering will be located at Blue Water's offices in New Baltimore, Michigan in a 15,500 square foot facility with a lease that expires in November 2000, with one four-year renewal option.



Insurance

         Home health care providers are subject to lawsuits alleging negligence, product liability or other similar legal theories. The Company also distributes industrial gas products, such as acetylene, which have been the subject of lawsuits arising from industrial and other accidents. The Acquired Companies maintain traditional general liability insurance, professional liability insurance and excess liability coverage. The Company believes that the policies are adequate for its operations and is currently evaluating obtaining new policies on a corporate level. However, there can be no assurance that claims will be covered by insurance or that the Company will be able to obtain insurance on terms acceptable to the Company. See "Risk Factors -- Potential Liability."

Legal Proceedings

         Although the Acquired Companies have been engaged in routine litigation incidental to their businesses, there are no material legal proceedings to which any of the Acquired Companies or the Company is a party or to which any of their properties is subject.

                                   MANAGEMENT

Executive Officers and Directors



         The executive officers and current and proposed directors of the Company are as follows:




            Name           Age                      Position

Thomas H. White...........  49   President, Chief Executive Officer and Director


Frank E. McGeath..........  52   Chief Financial Officer


Richard M. Andzel.........  39   Director


J. Edward Beck, Jr........  48   Director*


-----------------------------

*Effective upon the completion of the Offering.





         Thomas H. White. Mr. White, who has over twenty years of experience in the home health care industry, has served as President and Chief Executive Officer of the Company since August 1996 and was appointed as a director in October 1996. From May 1995 to November 1995, Mr. White was a consultant to American HomePatient. From 1988 through April 1995, when it was acquired by American HomePatient, Mr. White served as President of Conpharma Home Health Care, Inc., a home health care provider. At the time of sale, Conpharma had over 450 employees in 35 branches located in six states and approximately $35 million in annual sales. From 1983 though 1989, Mr. White worked in various positions, including Senior Vice President, Vice President and General Manager for Beverly Home Health, Inc. and subsequently for Primedica, Inc. when it acquired Beverly in 1987. Mr. White was a private investor and a consultant to the health care industry from November 1995 to July 1996. Mr. White received his M.B.A. in 1972 and his B.B.A. in 1970 from Western Michigan University.

         Frank E. McGeath. Mr. McGeath, who has over twenty years of financial and accounting experience, was appointed Chief Financial Officer of the Company effective on December 1, 1996. From 1994 through November 1996, Mr. McGeath was Chief Financial Officer of ComfortCare of Michigan, Inc., a home health care provider. From 1989 to 1993, Mr. McGeath served as Vice President and Chief Financial Officer of Visiting Nurse Association, Inc. From 1986 to 1989, Mr. McGeath served as Vice President, Controller and Chief Financial Officer of Radius Health Care System, Inc. and DMC Clinics, Inc., subsidiaries of The Detroit Medical Center. Mr. McGeath is a certified public accountant and served in various accounting capacities with Price Waterhouse for over ten years. Mr. McGeath holds M.B.A. and B.B.A. degrees from Western Michigan University.

         Richard M. Andzel. Mr. Andzel was appointed as a director in October 1996. Mr. Andzel is currently Vice President of The Morgenthau Group, Vice President of The Morgenthau Group Investment Corporation and
Vice President of Morgenthau Bridge Financing Corp. From 1992 to early 1995, Mr. Andzel was engaged in the venture capital business. From 1985 to 1992, Mr. Andzel was a senior executive with United Group Association, a health and life small business insurer. When Mr. Andzel resigned in 1992, he was in charge of seven western states and was responsible for over 350 agents and managers. Mr. Andzel is a director of Digital Communications, Inc. and U.S. Digital.



         J. Edward Beck, Jr. will be appointed as a director of the Company effective upon the completion of the Offering. He is currently the President and Chief Executive Officer of Bitrek Corporation, a manufacturer of fabricated pipe fittings, a position he has held since 1985. During 1983 and 1984, Mr. Beck served as a senior advisor to the Assistant Secretary, U.S. Department of Treasury. Mr. Beck is an attorney and was engaged in private legal practice from 1972 to 1983. Mr. Beck holds B.A. and J.D. degrees from Dickinson College and received an M.B.A. from Mt. St. Mary's College. Mr. Beck is a director of Dauphin Deposit Corporation.



Board of Directors



         Following the consummation of the Offering, the Company intends to add two additional directors, bringing the total number of directors to five. These directors will serve for a term expiring at the annual meeting of stockholders in 1997 or until their respective successors are elected and qualified. It is anticipated that one of the additional directors will be a nominee of the Underwriter and will not be an officer or employee of the Company. See "Underwriting." At each annual meeting of stockholders, the stockholders will elect a new Board of Directors for a one year term. Pursuant to the Certificate of Incorporation of the Company, the Board of Directors have the power to elect to classify the Board into three classes, with only one-third of the directors coming up for election each year, although the Board currently has no plans to do so. See "Description of Capital Stock -- Delaware Law and Certificate of Incorporation and By-Law Provisions."



         Committees and Relationships. The Board of Directors will establish an Audit Committee and a Compensation Committee. The Audit Committee will review the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Compensation Committee will review and recommends to the Board of Directors the salaries, bonuses and other forms of compensation for executive officers of the Company and administers various compensation and benefit plans. The Board of Directors does not intend to maintain a nominating committee or a committee performing similar functions.



        Directors' Compensation. The Company reimburses its directors for their expenses in attending Board or committee meetings, and beginning upon the completion of the Offering, will pay directors a fee of $1,000 per day for attending Board or committee meetings.



         Directors  Option  Plan.   The  Company's  Non-Employee Directors Stock
Option Plan ("Directors Option Plan") provides for the grant of options exercisable for up to 50,000 shares of

Common Stock. Under the Directors Option Plan, each non-employee director is entitled to an automatic grant of an option to purchase up to 7,500 shares of Common Stock on the later of the date of the consummation of the Offering or the date such director is elected to the Board at the fair market value on the date of grant. These options vest as to 25% of the shares on the grant date, with the remaining 75% vesting ratably over three years commencing one year from the grant date.

         In addition, each outside director, and each person who is subsequently elected as an outside director, will be granted an option at each annual meeting of stockholders to purchase 2,500 shares at an exercise price equal to the fair market value on the date of grant. One third of these options will vest annually commencing one year after the grant date.


Executive Compensation and Employment Arrangements

         Prior to the completion of the Offering, the Company's only business was to identify and evaluate potential acquisition candidates, negotiate the terms of the Acquisitions and the Offering and to arrange for the financing of the Acquisitions. The Company did not pay any compensation to any executive officer during 1995. The Company did pay management fees to MBFC for administrative and other services during 1995 and 1996 totaling $341,500. See "Certain Transactions."

         In July 1996, the Company entered into an employment agreement to employ Mr. White as President and Chief Executive Officer. The agreement has an initial term through December 31, 1998, and unless the Board of Directors notifies Mr. White otherwise at least 90 days prior to the end of the initial or subsequent term, the term of the agreement automatically renews annually for succeeding one year periods. Mr. White's agreement provides for an initial annual base salary of $150,000, and he will be entitled to bonuses calculated in accordance with the Company's incentive compensation plans and policies. Mr. White's base salary will automatically increase to $175,000 for 1997 and to $200,000 for 1998. Mr. White is also entitled to quarterly bonuses of $7,500 per quarter through December 31, 1997 and may receive performance bonuses as determined by the Compensation Committee. As of November 30, 1996, Mr. White had $62,500 in accrued salary and bonuses. In conjunction with the Offering, Mr. White will receive a grant of options for 275,000 shares of Common Stock at an exercise price equal to the Offering Price. See "<C151>1996 Stock and Incentive Plan."

        The agreement provides that in the event of the termination of employment without cause (as defined in the employment agreement), Mr. White would be paid when and as due, the greater of the total salary payable to him for the remainder of the term of the agreement or for 12 months. The agreement also contains provisions for health insurance and other employee benefits as provided by the Company to its senior executive officers and provides for a covenant not to compete during the term of the agreement and for 12 months thereafter. After the termination of Mr. White's employment, a court may refuse to enforce or only partially enforce the covenant not to compete.



         In connection with his engagement as the Company's President and Chief Executive Officer, Mr. White purchased a total of 370,000 shares of Common Stock from the Company's founding stockholders for nominal consideration. Of these shares, 270,000 shares are subject to the performance earn-out discussed under "Shares Eligible for Future Sale."

         On December 1, 1996, Frank E. McGeath was appointed as the Chief Financial Officer of the Company at an annual salary of $105,000, with annual bonus payable at the discretion of the Company's Board of Directors. Mr. McGeath also will be eligible to participate in the Company's health insurance and benefit plans. Although there is no employment contract between the Company and Mr. McGeath, the Company has agreed to provide a severance payment equal to six months of salary in the event Mr. McGeath's employment is terminated without just cause. In addition, the Company has granted stock options to Mr. McGeath to purchase 75,000 shares of Common Stock at an exercise price of $0.25 per share. These options are subject to the performance restrictions on vesting described under "-- 1996 Stock and Incentive Plan."



1996 Stock and Incentive Plan



         In October 1996, the Board of Directors adopted the Company's 1996 Stock and Incentive Plan (the "1996 Plan"). The 1996 Plan was approved by the Company's stockholders in November 1996. The primary reason for adopting the 1996 Plan was to ensure that the Company will be able to provide equity-based compensation to its key employees.



         Purposes. The purpose of the 1996 Plan is to attract and retain outstanding individuals as officers and employees and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives to such individuals in the form of stock ownership or monetary payments based on the value of the Common Stock. To achieve this purpose, the 1996 Plan permits grants of incentive stock options ("ISOs"), options not intended to qualify as ISOs ("nonqualified options"), stock appreciation rights ("SARs"), restricted and unrestricted stock awards and performance awards, and combinations of the foregoing (all referred to as "Awards").

         Number of Shares. The 1996 Plan permits Awards to be granted for a total of 550,000 shares of Common Stock. Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash, and shares issued but later forfeited will be available for future Awards under the 1996 Plan.

         Eligible Recipients. All employees of the Company are eligible to receive Awards under the 1996 Plan.

         Administration. The 1996 Plan is administered by the Compensation Committee, which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to an Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other term or condition of an Award, whether to amend or cancel an Award, and the form of any instrument used under the 1996 Plan. The Compensation Committee has the right to adopt rules for the administration of the 1996 Plan, settle all controversies regarding the 1996 Plan and any Award, and construe and correct defects and omissions in the 1996 Plan and any Award. The 1996 Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the 1996 Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations.



         The Company has issued options to purchase an aggregate of 275,000 shares of Common Stock (the "Performance Options") to Thomas H. White. The Performance Options are exercisable at the Offering Price and vest as follows:
(i) 50% of the options become exercisable upon the Company achieving earnings per share ("EPS") as shown in the Company's financial statements for the year ended December 31, 1997 of not less than $0.30; and (ii) any remaining options become exercisable upon the Company achieving EPS for the year ended December 31, 1998 of not less than $0.60. Also, in any year, 100% of the Performance Options will vest upon the Company achieving EPS of not less than $1.25 in any year. Notwithstanding, the options become exercisable on December 31, 2004.




Savings Incentive Plan

         The Company intends to establish a profit sharing plan qualified  under
Section 401(k) of the Internal Revenue Code. All employees of the Company who have completed one year of service will be eligible to participate in the plan. Subject to certain limitations on individual contributions and allocations and Company deductions, the plan will allow participants to defer up to 15% of their pay on a pre-tax basis. The plan also may allow the Company to make discretionary matching contributions equal to a portion of the amount a participant defers, up to 6% of the participant's pay. All participants will be fully vested in their contributions. Company contributions will vest 20% per year over five years.

                              CERTAIN TRANSACTIONS

         In connection with its formation in June 1995, the Company issued a total of 743,700 shares of Common Stock to the four founding stockholders of the Company in a private transaction for nominal consideration. In April 1996, the Company authorized and in September 1996 issued a total of 248,640 shares of Common Stock to the IRA accounts of such persons in a private transaction for nominal consideration.

         In May 1996, the founding stockholders of the Company sold a total of 370,000 shares to Thomas H. White, currently the President and Chief Executive Officer and a Director of the Company, for nominal consideration.



         In June 1995, the Company entered into loan and securities purchase agreements (the "Loan Agreements") with the Morgenthau Bridge Funds, whereby the Morgenthau Bridge Funds have loaned the Company $1.5 million to provide funding for the deposits and other expenses incurred in connection with the Acquisitions and the Offering. Advances pursuant to the Loan Agreements bear interest at the rate of 18% per annum, and will be due in full by December 31, 1997. It is the intention of the Company to repay the loans with a portion of the proceeds of the Offering. Gregory A. Poloni, Richard M. Andzel and Anthony R. Morgenthau, each of whom is a founding stockholder of the Company and a beneficial owner of over five percent of the Company's Common Stock, are officers and owners of MBFC, the general partner or manager of the Bridge Funds. Amy E. Parker, another founding stockholder of the Company, was, until October 1996, affiliated with MBFC and received compensation from MBFC in such capacity. Through their ownership of MBFC, Messrs. Poloni, Andzel and Morgenthau and Ms. Parker have received compensation associated with raising the Morgenthau Bridge Funds and may receive additional compensation dependent on the financial results of the funds, which are presently unknown. In connection with the September Bridge, Morgenthau & Associates, Inc., a registered broker-dealer of which Anthony R. Morgenthau is the President, received placement fees of $40,000.

         During the period from June 1995 to October 17, 1996, the Company paid management fees to MBFC totaling $341,500 for services rendered and $65,000 for reimbursement of travel and other expenses incurred in connection with the formation and organization of the Company, investigating and evaluating potential acquisition candidates and arranging and negotiating the Acquisitions and the Offering.



         In connection with the Loan Agreements, the Company issued warrants to the Morgenthau Bridge Funds to purchase 214,000 shares of Common Stock at an exercise price of $0.10 per share. These warrants were exercised in September 1996. The exercise price of the warrants was paid through the application of $21,400 in accrued and unpaid interest to the exercise price. The Company also granted the Bridge Funds certain demand and piggyback registration rights covering the underlying Common Stock. See "Description of Capital Stock -- Registration Rights."

         The Company has adopted a policy that all transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of outside directors of the Company not having any interest in the transaction.

                       PRINCIPAL AND SELLING STOCKHOLDERS



         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of November 30, 1996, and as adjusted to reflect the Acquisitions and the sale of the shares of Common Stock offered hereby, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the Company's executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.







                                                                                 Percent Owned
                                                                       ----------------------------------
           Name and Address of Beneficial                 Shares         Before the        After the
                    Owner(1)(2)                        Beneficially     Offering and      Offering and
                                                         Owned (3)      Acquisitions      Acquisitions
----------------------------------------------------- ---------------- ---------------- -----------------
Thomas H. White(4).............................               370,000             32.1               9.4
Frank E. McGeath...............................                    --               --                --
Richard M. Andzel(5)(6)(7)(8)..................               279,246             24.2               7.1
J. Edward Beck.................................                    --               --                --
Anthony R. Morgenthau(5)(6)(7)(8)..............               279,246             24.2               7.1
Gregory A. Poloni(5)(6)(7)(8)..................               291,158             25.2               7.4
Amy  E. Parker(8)(9)...........................               271,475             23.5               6.9
Executive Officers and Directors
  as a Group (4 persons).......................               649,246             56.3              16.5



------------------------



(1) Except as otherwise shown, the address of each person listed above is c/o of the Company, 3333 West Commercial Blvd., Suite 203, Fort Lauderdale, Florida 33309.


(2) The following persons (the "Selling Stockholders") have granted the Underwriter an option to purchase up to a total of 49,750 additional shares of Common Stock: Amy E. Parker (5,000), Forrest R. McPherson (5,000), Jeffrey P. Schuler (2,500), Phillip A. Markiewiez (2,000), Mark J. Heller (2,500), Stephen F. Lovelace (1,250), Robert E. Thomas (5,000), Steven Brown (2,500), T.N. Chroman, Trustee (2,500), Charles
         L. Horn (5,000), John Farias, Jr., Trustee (5,000), Jacob Becher (1,500), Michael Morris (2,500), Maxwell Ira Tuman, Trustee (2,500), and James T. Hamilton (5,000).

(3) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares.

(4) Of these shares, 270,000 shares are subject to the performance earn-out discussed under "Shares Eligible for Future Sale."

(5) Includes 214,000 shares issued to the Morgenthau Bridge Funds. Each of Messrs. Poloni, Andzel and Morgenthau may be deemed to have indirect beneficial ownership of such shares as a result of their positions with MBFC.

(6)      The  address  of  Messrs.   Poloni,   Andzel and  Morgenthau is c/o The
         Morgenthau  Group,  Inc., 504  Cathedral  Street,  Baltimore,  Maryland
         21201.



(7) Includes 35,790, 11,371 and 11,371 shares held by individual retirement accounts for Gregory A. Poloni, Richard M. Andzel and Anthony R. Morgenthau, respectively.

(8) Includes 34,000, 34,000, 34,000 and 153,000 shares beneficially owned by Messrs. Poloni, Andzel and Morgenthau and Ms. Parker, respectively, which are subject to the performance earn-out discussed under "Shares Eligible for Future Sale."



(9) The address of Ms. Parker is 1150 NW 93rd Terrace, Plantation, Florida 33322. Includes 74,370 shares held by an individual retirement account for the benefit of Ms. Parker.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company currently consists of 10,500,000 shares, of which 10,000,000 shares have been designated Common Stock, par value $0.01 per share, and 500,000 shares have been designated Preferred Stock, par value $0.01 per share. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, as amended, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock



         As of November 30, 1996, there were 1,153,125 shares of Common Stock outstanding and held of record by 27 stockholders. Based upon the number of shares outstanding as of that date and after giving effect to the issuance of 771,875 shares to the Acquired Companies and the issuance of the 2,000,000 shares of Common Stock offered by the Company hereby, there will be 3,925,000 shares of Common Stock outstanding.



         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock, as such, have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue from time to time in the future.

Preferred Stock

         The Board of Directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 500,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions on the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

         The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "Delaware GCL"). Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions either caused by the interested stockholder or resulting in a financial benefit to the interested stockholder which is not shared pro rata with the other stockholders of the Company. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. The statute contains provisions enabling a corporation to avoid the statute's restrictions if stockholders holding a majority of a corporation's voting stock approve an amendment to the corporation's certificate of incorporation or by-laws to avoid the restrictions. The Company has not and does not currently intend to "elect out" of the application of this statute.

         The Company's Certificate of Incorporation contains certain provisions permitted under the Delaware GCL which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends, stock purchases or stock redemptions; and (iv) any transaction from which the director derives any improper personal benefit. The Company's Certificate of Incorporation and By-Laws also contain provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees. The Certificate of Incorporation provides that a director's liability shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as amended from time to time.

         The Company's Certificate of Incorporation empowers the Board of Directors to reclassify the Board into three classes as nearly equal in number as possible with staggered three-year terms. See "Management -- Executive Officers and Directors." The classification of the Board of Directors could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of the Company. The Board of Directors currently has no plans to reclassify the Board.

Registration Rights

         Pursuant to the terms of a Loan and Securities Purchase Agreements among the Company and the Morgenthau Bridge Funds, the funds are entitled to certain registration rights with respect to the 214,000 shares of Common Stock issued in connection with the Bridge Financing. Subject to the lock-up agreement in favor of the Underwriter, at any time after June 30, 1997, the holders of registration rights may demand, under certain circumstances, that the Company effect one registration of their shares of Common Stock for resale. The Company generally is not required to effect more than one such demand registration. Investors in the September Bridge have the right to have up to 50,000 shares of Common Stock included in the shares subject to the over-allotment option. The Morgenthau Bridge Funds and the investors in
the  September  Bridge also have certain   "piggyback"   registration   rights
with respect to any eligible registration statement the Company proposes to file with the Securities and Exchange Commission ("SEC") to register any of its securities, either for its own account or for the account of other stockholders, subject to certain pro rata reductions in the case of an underwritten offering to the extent the managing underwriter determines that inclusion of all or a portion of the shares requested by the holders would adversely affect the distribution of the securities to be sold by the Company. The Company must bear all expenses related to the registration of such shares, except for underwriting discounts and selling commissions.

         In connection with the Acquisitions, the Company has granted the sellers of the Acquired Companies certain piggyback registration rights for the 771,875 shares issued in the Acquisitions with respect to any eligible registration statement that the Company files with the SEC. The Company also has granted the Underwriter certain registration rights in connection with the Underwriter's Warrants. See "Underwriting."

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Prior to the Offering, there has been no market for the Common Stock. Future sales of substantial amounts of Common Stock in the public market could adversely affect market prices prevailing from time to time. Sales of substantial amounts of Common Stock of the Company in the public market after the restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future.



         Upon completion of the Offering, the Company will have a total of 3,925,000 shares of Common Stock outstanding (assuming no exercise of the Underwriter's over-allotment option). Of these shares, the 2,000,000 shares offered hereby (assuming no exercise of the Underwriter's over-allotment option) will be freely tradable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company as defined in Rule 144 under the Securities Act. The remaining 1,925,000 shares outstanding are "restricted shares" as defined in Rule 144 under the Securities Act (the "Restricted Shares").

         The Company's officers and directors, and certain other stockholders, including the sellers of the Acquired Companies, who in the aggregate will hold approximately 1,925,000 shares upon the completion of the Offering, have agreed (the "Lock-Up Agreements") that they will not, without the written consent of the Underwriter, sell, offer, hypothecate, make any short sale of, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock owned by them or with respect to which any of them have the power of disposition during a 18 month period following the date of this Prospectus. In addition, a total of 525,000 Restricted Shares owned by the Company's founding stockholders and members of management are subject to performance earn-outs restricting their sale as follows: (i) 50% of the shares may be sold upon the Company achieving EPS for the year ended December 31, 1997 of not less than $0.30 per share; and any remaining shares may be sold upon the Company achieving EPS for the year ended December 31, 1998 of not less than $0.60 per share. Also, in any year, subject to Rule 144, all of the shares may be sold upon the Company achieving EPS of not less than $1.25 in any year. Notwithstanding, all of the shares may be sold on or after December 31, 2004. Subject to meeting the performance earn-out, approximately 270,485 shares will be eligible for sale under Rule 144 upon expiration of the Lock-Up Agreements and the remainder of the Restricted Shares will become eligible for sale under Rule 144 upon the expiration of their respective two-year holding periods.



         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years, including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of shares of Common Stock then outstanding (approximately 40,000 shares upon completion of the Offering) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years, will be entitled to sell such shares under Rule 144(k) immediately after the Offering without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         A total of 600,000 shares of Common Stock are reserved for issuance upon the exercise of options that may be granted under the 1996 Plan and the Directors Option Plan. The Company intends to file a registration statement on Form S-8 to register the Common Stock issued or reserved for issuance under the plans. Shares of Common Stock issued after the effective date of such registration statement and the shares of Common Stock outstanding on the date of such registration statement as a result of option exercises, other than shares held by affiliates of the Company, will be eligible for resale in the public market without restriction subject to the agreements described in the preceding paragraph. See "Management --Board of Directors --Directors Option Plan" and "-- 1996 Stock and Incentive Plan."

                                  UNDERWRITING

         The Underwriter has agreed to purchase from the Company, subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter, the number of shares of Common Stock set forth opposite its name. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter shall be obligated to purchase all of the Shares if any of the Shares are purchased. The underwriting discount set forth on the cover page of this Prospectus will be allowed to the Underwriter at the time of delivery to the Underwriter of the Shares so purchased.

                                              Number of
                                               Shares
                                                to be
Name of Underwriter                           Purchased

H. J. Meyers & Co., Inc...............
                                             ----------
       Total..........................        2,000,000



         The Underwriter has advised the Company that it proposes to offer the Shares to the public at an offering price estimated to be $5.50 per Share and that the Underwriter may allow certain dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") a concession of not in excess of $0.__ per share. After commencement of the Offering, the public offering price and concession may be changed.

         The Company and the Selling Stockholders have granted to the Underwriter an option, exercisable during the 30-day period from the date of this Prospectus, to purchase up to a maximum of 300,000 additional shares on the same terms set forth above. The Underwriter may exercise such right only to satisfy over-allotments in the sale of the shares.



         The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3.0% of the total proceeds of the Offering, or $330,000 ($379,500 if the Underwriter exercises the over-allotment option in full). In addition to the Underwriter's commission and the Underwriter's non-accountable expense allowance, the Company is required to pay the costs of qualifying the shares of Common Stock, under federal and state securities laws, together with legal and accounting fees (including $46,315 payable to the Underwriter's counsel as reimbursement for its fees in connection with the representation of an underwriter in a proposed offering that was not completed), printing and other costs in connection with the Offering, estimated to total approximately $705,000.



         At the closing of the Offering, the Company will issue to the Underwriter for nominal consideration the Underwriter Warrant to purchase for investment a maximum of 200,000 shares of Common Stock. The Underwriter Warrant will be exercisable for a four-year period commencing one year from the date of this Prospectus. The exercise price of the Underwriter Warrant is equal to 120% of the Offering Price. The Underwriter Warrant will not be transferable prior to its exercise date except to officers of the Underwriter and members of the selling group and officers and partners thereof. The Underwriter Warrant will contain anti-dilution provisions. The Underwriter Warrant does not entitle the Underwriter to any rights as a stockholder of the Company until such warrant is exercised and the share of Common Stock are purchased thereunder. The Underwriter Warrant and the shares of Common Stock thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that, if subsequent to the Offering it shall cause to be filed with the SEC either an amendment to the Registration Statement of which this Prospectus is a part or a separate registration statement, the Underwriter shall have the right during the five-year period commencing on the date of this Prospectus to include in such amendment or Registration Statement the Underwriter Warrant and the shares of Common Stock issuable upon its exercise at no expense to the Underwriter. Additionally, the Company has agreed that upon written request by a holder or holders of 50% or more of the Underwriter Warrant which is made during the exercise period of the Underwriter Warrant, the Company will on two separate occasions, register the Underwriter's Warrant and the shares of Common Stock issuable upon exercise thereof. The initial such registration will be at the Company's expense and the second such registration will be at the expense of the holder(s) of the Underwriter Warrant.

         For the period during which the Underwriter Warrant is exercisable, the holder or holders will have the opportunity to profit from a rise in the market value of the Company's Common Stock, with a resulting dilution in the interests of the other stockholders of the Company. The holder or holders of the Underwriter Warrant can be expected to exercise it at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued Common Stock on terms more favorable to the Company than those provided for in the Underwriter Warrant. Such facts may materially adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriter realizes any gain from the resale of the Underwriter Warrant or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act.



         The Company has agreed to enter into a one-year consulting agreement with the Underwriter pursuant to which the Underwriter agrees to perform consulting services related to corporate finance and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required. The consulting fee of $72,000 will be payable, in full, on the closing date of the Offering.



         The Company has agreed to engage a public relations firm mutually acceptable to the Underwriter and the Company. The Company has also agreed to maintain a relationship with such public relations firm for a minimum period of 24 months and on such other terms as are acceptable to the Underwriter.

         The Company has also agreed that, for a period of two years from the closing of the Offering, if it participates in any merger, consolidation or other transaction which the Underwriter has brought to the Company (including an acquisition of assets or stock for which it pays, in whole or in part, with shares of the Company's Common Stock or other securities), and the transaction is consummated within 36 months of the closing of the Offering, then it will pay for the Underwriter's services an amount equal to 5.0% of the first $2,000,000 of value paid or value received in the transaction and 2.0% of any consideration above $2,000,000. The Company has also agreed that if, during this two-year period, someone other than the Underwriter brings such a merger, consolidation or other transaction to the Company, and if the Company in writing retains the Underwriter for consultation or other services in connection therewith, then upon consummation of the transaction, the Company will pay to the Underwriter as a fee the appropriate amount as set forth above or as otherwise agreed between the Company and the Underwriter.

         Holders of all of the Company's capital stock outstanding prior to the Offering are expected to be subject to lock-up agreements under which the holders of such shares will agree not to sell or dispose of any shares owned by them prior to this Offering, or subsequently acquired under any option, warrant or convertible security owned prior to this Offering, for a period of 18 months after the date of this Prospectus without the prior written consent of the Underwriter.

         The Company has agreed that, for a period of 12 months from the date of this Prospectus, it will not sell any securities, with the exception of the shares of Common Stock issued upon exercise of currently outstanding options, warrants or other convertible securities, without the Underwriter's prior written consent, which consent shall not be unreasonably withheld. In addition, for a period of 24 months from the date of this Prospectus, the Company will not sell or issue any securities pursuant to Regulation S under the Securities Act without the Underwriter's prior written consent.



         The Company has agreed that, for a period of three years from the date of this Prospectus, it will allow a non-voting observer designated by the Underwriter and acceptable to the Company to receive notice of and be invited to attend all meetings of the Company's Board of Directors. In addition, the Company has agreed that for a period of three years from the date of this Prospectus, the Underwriter, at its election and in lieu of an observer, shall have the right to cause the Company to use its best efforts to elect one designee of the Underwriter to the Board of Directors.



         The  Underwriting  Agreement  provides for  reciprocal  indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

         The Underwriter has advised the Company that the Underwriter does not intend to confirm sales to any account over which they exercise discretionary authority.

         Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price has been negotiated among the Company and the Underwriter. Among the factors considered in determining the initial public offering price of the Common Stock, are prevailing market conditions, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

                                 LEGAL MATTERS

         The validity of the Common Stock being offered hereby will be passed upon for the Company by Whiteford, Taylor & Preston L.L.P., Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriters by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York.

                                    EXPERTS

         The historical financial statements of the Company and the Acquired Companies as of December 31, 1995 for each of the two years in the period ended December 31, 1995 included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION



         The Company is not currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the SEC a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected by anyone without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS

LIFE CRITICAL CARE CORPORATION:
Report of Independent Auditors.........................................................................F-3
Financial Statements:

     Balance Sheets as of December 31,  1995 and (Unaudited) September 30, 1996........................F-4
     Statements of Operations for the period from June 19, 1995 (Date of Inception) to
         December 31, 1995 and (Unaudited) for the Nine Months Ended September 30, 1996................F-5
     Statements of Shareholders' Equity (Deficit) for the period from June 19, 1995
         (Date of Inception) to December 31, 1995 and (Unaudited) for the Nine Months
         Ended September 30, 1996......................................................................F-6
     Statements of Cash Flows for the period from June 19, 1995 (Date of Inception) to
         December 31, 1995 and (Unaudited) for the Nine Months Ended September 30, 1996................F-7
     Notes to Financial Statements.....................................................................F-8


BLUE WATER MEDICAL SUPPLY, INC. AND BLUE WATER
     INDUSTRIAL PRODUCTS, INC.
Report of Independent Auditors........................................................................F-14
Combined Financial Statements:

     Combined Balance Sheets as of December 31, 1995 and (Unaudited) September 30,

         1996.........................................................................................F-15

     Combined Statements of Operations for the Years Ended December 31, 1994 and
         1995 and (Unaudited) for the Nine Months Ended
         September 30, 1995 and 1996..................................................................F-16
     Combined Statements of Shareholders' Equity for the Years Ended December 31,
         1994 and 1995 and (Unaudited) for the Nine Months Ended September 30, 1996...................F-17
     Combined Statements of Cash Flows for the Years Ended December 31, 1994 and 1995
         and (Unaudited) for the Nine Months Ended September 30, 1995 and 1996........................F-18
     Notes to Combined Financial Statements...........................................................F-19


GREAT LAKES HOME MEDICAL, INC.
Report of Independent Auditors........................................................................F-24
Financial Statements:
     Balance Sheets as of December 31, 1995 and (Unaudited)

         September 30, 1996...........................................................................F-25





     Statements of Operations for the Years Ended December 31, 1994 and 1995 and
         (Unaudited) for the Nine Months Ended
         September 30, 1995 and 1996..................................................................F-26
     Statements of Shareholders' Equity for the Years Ended

         December 31, 1994 and 1995 and (Unaudited) for the

         Nine Months Ended September 30, 1996.........................................................F-27
     Statements of Cash Flows for the Years Ended December 31,
         1994 and 1995 and (Unaudited) for the Nine Months
         Ended September 30, 1995 and 1996............................................................F-28
     Notes to Financial Statements....................................................................F-29


ABC MEDICAL SUPPLY, INC.:
Report of Independent
   Auditors...........................................................................................F-33
Financial Statements:

     Balance Sheets as of December 31, 1995 and (Unaudited) September 30,
         1996.........................................................................................F-34
     Statements of Operations for the Years Ended December 31, 1994 and 1995 and
         (Unaudited) for the Nine Months Ended September 30, 1995 and

         1996.........................................................................................F-35

     Statements of  Shareholders'  Equity for the Years Ended  December 31, 1994
         and 1995 and (Unaudited) for the Nine Months Ended September 30, 1995 and

         1996.........................................................................................F-36

     Statements of Cash Flows for the Years Ended December 31, 1994 and 1995 and
         (Unaudited)   for  the  Nine  Months  Ended   September  30,  1995  and
         1996.........................................................................................F-37

     Notes to Financial
         Statements...................................................................................F-38

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
     Introduction to Unaudited Pro Forma Condensed Consolidated
         Financial Statements.........................................................................F-42
     Unaudited Pro Forma Condensed Consolidated Balance Sheet

         as of September 30, 1996.....................................................................F-43
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
         Nine Months ended September 30, 1996.........................................................F-44
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the

         Year Ended December 31, 1995.................................................................F-45
     Notes to Unaudited Pro Forma Condensed Consolidated
         Financial Statements.........................................................................F-46

                                      F-2


                            Report of Independent Auditors




The Board of Directors
Life Critical Care Corporation


We have audited the accompanying balance sheet of Life Critical Care Corporation as of December 31, 1995, and the related statements of operations, shareholders'
equity  (deficit),  and cash  flows for the period  from June 19,  1995 (date of
inception)  to  December  31,  1995.   These   financial   statements   are  the
responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards  require that we plan and perform the audit to obtain reasonable
assurance   about  whether  the  financial   statements  are  free  of  material
misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and cash flows for the period from June
19, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.


                                                            ERNST & YOUNG LLP


Chicago, Illinois

August 23, 1996, except paragraph 1 of
       Note 6 for which the date is
       August 29, 1996



                                      F-2



                         Life Critical Care Corporation
                                 Balance Sheets



                                                                           December 31       September 30
                                                                               1995              1996
                                                                        --------------------------------------
                                                                                              (Unaudited)
Assets
Current assets:
   Cash                                                                      $   23,158         $  252,254
   Note receivable, affiliate                                                         -             30,000
   Deferred costs                                                               245,426            576,842
   Deposits                                                                     250,000            200,000
                                                                               --------          ---------
Total current assets                                                            518,584          1,059,096
Organization costs, net of accumulated amortization of $73 in
   1995 and $292 in 1996                                                          1,387              1,168
Deferred financing cost                                                               -             25,000
                                                                              ---------         ----------
Total assets                                                                   $519,971         $1,085,264
                                                                        ======================================

Liabilities and shareholders' equity (deficit)
 Current liabilities:
   Accounts payable and accrued expenses                                     $   59,400        $   437,334
   Accrued interest                                                              12,618            155,041
   Loan payable to affiliate                                                     15,000                  -
   Notes payable                                                                      -            495,000
                                                                              ---------          ---------
Total current liabilities                                                        87,018          1,087,375

Notes payable to affiliates                                                     700,879          1,500,000

Shareholders' equity (deficit):
   Preferred stock, $.01 par value, 500,000 shares authorized, no
     shares issued and outstanding                                                    -                  -
   Common stock, $.01 par value, 10,000,000 shares authorized,
     743,700 at December 31, 1995 and  1,256,340  at  September  30, 1996 shares issued and  outstanding  (net of loans  receivable  from  shareholders  for common stock of $7 at December 31, 1995)
                                                                                      -             12,563
   Additional  paid-in capital,  net of loans  receivable from  shareholders for common stock of $663 at December 31, 1995
                                                                                      -            103,947
   Accumulated deficit                                                         (267,926)        (1,618,621)
                                                                        --------------------------------------
Total shareholders' equity (deficit)                                           (267,926)        (1,502,111)
                                                                        --------------------------------------
Total liabilities and shareholders' equity (deficit)                           $519,971         $1,085,264
                                                                        ======================================

See accompanying notes.

                         Life Critical Care Corporation

                            Statements of Operations

              For the Period from June 19, 1995 (Date of Inception)

            to December 31, 1995 and (Unaudited) for the Nine Months
                            Ended September 30, 1996




                                                                             1995              1996
                                                                       -------------------------------------
                                                                                            (Unaudited)
Operating expenses:



   General and administrative                                                $  20,049      $   187,273
   Management fee                                                              225,000          116,500
   Professional fees                                                            10,259          143,229

                                                                       -------------------------------------

Operating loss                                                                (255,308)        (447,002)
Forfeiture of deposit                                                               --          700,000
Interest and financing expense                                                  12,618          203,693

                                                                       -------------------------------------

Net loss                                                                      (267,926)      (1,350,695)
                                                                       =====================================
Loss per common share                                                        $    (.49)     $     (1.76)
                                                                       =====================================
Weighted-average shares outstanding                                            546,392          769,659
                                                                       =====================================


See accompanying notes.

                         Life Critical Care Corporation

                  Statements of Shareholders' Equity (Deficit)



                                                              Additional
                                                               Paid-in      Shareholder     Accumulated
                                        Common Stock           Capital         Loans          Deficit         Total
                                -----------------------------------------------------------------------------------------
                                  Number of
                                    Shares        Amount
                                -----------------------------
Balance at June 19, 1995
   (Date of Inception)               670            $7        $     663         $(670)    $            -  $            -
Net loss                               -             -                -             -          (267,926)      (267,926)
                                -----------------------------------------------------------------------------------------
Balance at December 31,
   1995                              670             7              663          (670)         (267,926)      (267,926)
Payment for common stock
   (Unaudited)                         -             -                -           670                 -            670
Compensation expense on
   sale of common stock to
   management
   (Unaudited)                         -             -           59,200             -                 -         59,200
Exercise of stock purchase
   warrants (Unaudited)            214,000       2,140           19,260             -                 -         21,400
Issuance of stock
   (Unaudited)                     248,640       2,486             (246)            -                 -          2,240
1,110 for one stock split
    (Unaudited)                    743,030       7,430           (7,430)            -                 -              -
Issuance of stock in
   connection with bridge
   financing (Unaudited)             50,000        500           32,500             -                 -         33,000
Net loss (Unaudited)                      -          -                -             -        (1,350,695)    (1,350,695)
                                -----------------------------------------------------------------------------------------
Balance at September 30,
   1996 (Unaudited)               1,256,340    $12,563         $103,947    $        -       $(1,618,621)   $(1,502,111)
                                =========================================================================================

See accompanying notes.

                         Life Critical Care Corporation

                            Statements of Cash Flows


             For the Period from June 19, 1995 (Date of  Inception)
              to December  31, 1995 and  (Unaudited)  for the Nine
                        Months Ended September 30, 1996



                                                                             1995              1996
                                                                       ------------------------------------
                                                                                                  (Unaudited)
Operating activities
Net loss                                                                     $(267,926)     $(1,350,695)
Adjustments to reconcile net loss to net cash used in operating activities:
     Amortization                                                                   73              219
     Forfeiture of deposit                                                           -          700,000
     Stock compensation expense                                                      -           59,200
     Financing expense                                                               -           28,000
     Changes in operating assets and liabilities:
       Accounts payable and accrued expenses                                    59,400          377,934
       Accrued interest                                                         12,618          163,823
                                                                       ------------------------------------
Net cash used in operating activities                                         (195,835)         (21,519)

Investing activities
Payment of organization and acquisition costs                                 (211,999)        (125,519)
Deposits made                                                                 (250,000)        (650,000)
                                                                       ------------------------------------
Net cash used in investing activities                                         (461,999)        (775,519)

Financing activities
Proceeds from notes payable                                                    700,879        1,294,121
Proceeds from issuance of common stock                                               -            7,910
Payment of deferred offering costs                                             (34,887)        (205,897)
Payment of deferred financing costs                                                  -          (25,000)
Proceeds (payment) of loans to/from affiliates                                  15,000          (45,000)
                                                                       ------------------------------------
Net cash provided by financing activities                                      680,992        1,026,134
                                                                       ------------------------------------
Net increase in cash                                                            23,158          229,096
Cash at beginning of period                                                          -           23,158
                                                                       ------------------------------------
Cash at end of period                                                       $   23,158         $252,254
                                                                       ====================================

Supplemental information
Cash paid for interest                                                  $            -       $   11,870
                                                                       ====================================

See accompanying notes.

                         Life Critical Care Corporation

                          Notes to Financial Statements


               (Information with respect to the nine-month period
                     ended September 30, 1996 is unaudited)



1.  Description of Business

Life Critical Care Corporation (the Company) was formed on June 19, 1995. The Company acquires and manages providers of health care products and services, primarily in the Midwest.

Basis of Presentation


The financial statements of the Company as of September 30, 1996, and for the nine-month period ended September 30, 1996, and all information subsequent to December 31, 1995, are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the Company for the interim period presented.


The interim financial statements are condensed and do not include all the information and disclosures necessary for a full interim financial statement presentation.

2.  Summary of Significant Accounting Policies

Organization Costs and Deferred Costs


Organization costs are amortized on a straight-line basis over five years. Deferred costs arise from a planned initial public offering which will be netted against offering proceeds upon completion of the offering and from the planned acquisitions (Note 9) which will be applied to the purchase price. Deferred financing costs will be amortized on a straight-line basis over the term of the pending bank loan.


Income Taxes

The Company uses the liability method of accounting for income taxes, as set forth in the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                         Life Critical Care Corporation

2.  Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments


The Company's financial instruments include a note receivable, accounts payable, accrued expenses, and loans and notes payable. The fair values of all financial instruments were not materially different from their carrying values.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Net Loss and Pro Forma Net Loss Per Common Share

Pro forma net loss per common share and historical net loss per common share (as discussed below) are computed based upon the weighted-average number of common shares outstanding. Common equivalent shares are not included in the pro forma and historical per share calculations since the effect of their inclusion would be antidilutive, except that common equivalent shares issued during the 12-month period prior to the proposed public offering have been included in the pro forma calculation as if they were outstanding for all periods presented using the treasury stock method and an assumed initial public offering price of $5.50 per share.

3.  Related Party Transactions


In August 1995, the Company entered into two promissory notes due December 31, 1997, to affiliates for borrowings up to $750,000 on each note. The notes accrue interest at 18% per year which is payable quarterly commencing December 31, 1995. Any unpaid interest accrues to the notes. Borrowings on the notes were $700,879 and $1,500,000 at December 31, 1995 and September 30, 1996,
respectively.


In the period ended December 31, 1995, the Company paid a $225,000 management fee to an affiliate for personnel, office supplies, insurance and other services provided by the affiliate.


On May 19, 1996, certain shareholders of the Company sold 370,000 shares of Common Stock to the Chief Executive Officer (CEO) for $.01 per share. The Company has recorded compensation expense of $59,200 in connection with this transaction.

                         Life Critical Care Corporation

3.  Related Party Transactions (continued)

In conjunction with the September 1996 bridge financing (Note 9), commissions and fees of $70,000 were paid to an affiliate. It was subsequently agreed that $30,000 would be repaid to the Company in December 1996. Accordingly, a note receivable in the amount of $30,000 has been recorded at September 30, 1996. The note is non-interest bearing.


4.  Common Stock Warrants


In connection with the issuance of the promissory notes in August 1995, the Company issued common stock purchase warrants for 214,000 shares. These warrants have an exercise price of $.10 per share and are exercisable commencing March 15, 1996, and expire upon the earlier of December 31, 1998, or two years from the date all sums under the respective notes have been paid. All warrants were outstanding at December 31, 1995. At December 31, 1995, 214,000 shares of common stock have been reserved for future issuance in connection with these warrants. These warrants were exercised in September 1996 through the conversion of accrued interest of $21,400.


In conjunction with a planned public offering of common stock, warrants to purchase an aggregate of 200,000 of common stock at an exercise price equal to 120% of the initial public offering price per share will be sold to the managing underwriter of the initial public offering. The warrants will be exercisable for a period of four years beginning one year from the effective date of the initial public offering.

5.  Stock Options


On October 16, 1996, the Board of Directors adopted the 1996 Stock and Incentive Plan (the Plan) for employees. The maximum number of shares issuable under the Plan is 550,000. The Plan is administered by a committee consisting of two or more outside directors appointed by the board of directors of the Company.


The Plan provides for granting of Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NSOs). The exercise price shall be determined by the committee; however, such exercise price shall not be less than the fair value of the common stock on the date of grant. The term of the options shall be determined by the committee, and in the case of ISOs, shall not exceed ten years.


In addition, the Board of Directors adopted the 1996 Non-employee Directors Stock Option Plan. (Directors Plan). This plan will be effective upon the effective date of a planned initial public offering. The Directors Plan provides for issuance of a maximum number of 50,000 shares. Under the Directors Plan, each outside director will be automatically granted 7,500 shares on the

                         Life Critical Care Corporation

5.  Stock Options (continued)

date of their initial election to the board of directors. The options vest 50% as of the date of the first annual meeting following date of grant and 50% as of the date of the second annual meeting. In addition, on the date of the annual meeting each outside director will be granted 2,500 shares or a lesser number of shares prorated for the number of months the director has served on the board of directors since the most recent annual meeting. These options vest as of the date of the first annual meeting following the date of grant. All options under the Directors Plan have a ten-year term.

In November 1996, options to purchase 75,000 shares of common stock were granted to the chief financial officer of the Company at an exercise price of $.25 per share. The options expire ten years from the date of grant and vest upon the earlier of the Company achieving certain earnings per share levels, as specified in the option agreement, or December 31, 2004.


6.  Capital Stock


All common share and per share amounts in the financial statements and notes to financial statements have been restated to reflect a 1,110 for 1 stock split effective August 29, 1996.

In conjunction with the pending initial public offering, 28,215 shares of common stock were returned by the founding shareholders to the Company for no consideration in October 1996. These shares were retired and the transaction had no impact on stockholders'equity.

In addition, 75,000 shares of common stock were donated to the Company by the founding shareholders to be held and reissued upon the exercise by the Chief Financial Officer of options to purchase common stock granted in connection with his employment with the Company (Note 5). These shares will be held in treasury until the options are exercised.

All common share and per share amounts in the financial statements and notes to financial statements have been restated to reflect a 1,110 for 1 stock split effective August 1996.


7.  Income Taxes


The  Company  has  net  operating  loss   carryforwards   for  tax  purposes  of
approximately $270,000 at December 31, 1995, which begin to expire in 2010.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax asset at December 31, 1995, of $100,000 relates primarily to

                         Life Critical Care Corporation

7.  Income Taxes (continued)


the net operating loss carryforward for income tax purposes and has been offset by a valuation allowance in the same amount. Based on the Internal Revenue Code and changes in the ownership of the Company, utilization of the net operating loss carryforward may be subject to annual limitations.

8.  Commitments

The Company has entered into an employment agreement with its CEO which provides for annual base compensation of $150,000 through December 31, 1996, and automatic increases to $175,000 in 1997 and $200,000 in 1998. Under the agreement, the CEO is entitled to quarterly bonuses of $7,500 through December 31, 1997. Additional bonuses of up to 50% of base compensation may be granted at the discretion of the Board of Directors.

The agreement also provides for the granting of options to purchase 100,000 shares of Common Stock upon the completion of the proposed initial public offering. These options will vest over five years and will have an exercise price equal to the initial public offering price.

9.  Subsequent Events


In 1996, the Company has entered into a definitive stock purchase agreement and three asset purchase agreements with home medical equipment suppliers. In connection with these purchase agreements, deposits totaling $250,000 and $800,000 at December 31, 1995 and September 30, 1996, respectively, have been paid by the Company. In September 1996, the Company terminated its stock purchase agreement, forfeiting a $700,000 deposit. This forfeiture is reflected in the statement of operations for the nine months ended September 30, 1996.

The transactions proposed by the asset purchase agreements are to close concurrent with the effective date of the planned initial public offering. The aggregate purchase price of $18,277,300 is to be paid $14,032,000 in cash and $4,245,300 in common stock of the Company to be issued to the sellers. The cash portion of the purchase price will be funded through the proceeds of the planned initial public offering and a $6 million term loan, which the Company expects to negotiate with a lender.


These agreements are contingent upon the Company completing the initial public offering, and one of the asset purchase agreements contains a contingent payment clause in the event the fair value of the stock of the Company has declined by greater than 15% by the second anniversary of the closing date of the asset purchase.

                         Life Critical Care Corporation

9.  Subsequent Events (continued)

In September 1996, the Company entered into bridge loan agreements and received proceeds from the loans totaling $495,000. The loans accrue interest at the rate of 12% per annum and interest and principal are due the earlier of June 30, 1997 or three days after the closing of a qualified initial public offering of the Company's common stock. In connection with the loans, 50,000 shares of common stock were purchased by the parties to the bridge loans at a purchase price of $0.10 per share. The shares were estimated to have a fair market value of $0.66 per share. Accordingly, financing expenses of $28,000 have been recorded by the Company.

                         Report of Independent Auditors

The Board of Directors
Life Critical Care Corporation

We have audited the accompanying combined balance sheet of Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc. as of December 31, 1995 and the related combined statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies at December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.



                                                          ERNST & YOUNG, LLP

Chicago, Illinois
June 28, 1996

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

                            Combined Balance Sheets


                                                                           December 31       September 30
                                                                              1995               1996
                                                                       ------------------------------------
                                                                                             (Unaudited)
Assets
Current assets:
   Cash                                                                     $   149,940      $   250,050
   Trade accounts receivable, less allowance for doubtful accounts of
     $242,493 in 1995 and $263,088 in 1996                                      797,493          875,762
   Advances to shareholders                                                     609,265          978,765
   Inventories                                                                  374,530          403,356
   Prepaid expenses and other assets                                             45,224          127,056
                                                                             ----------       ----------
Total current assets                                                          1,976,452        2,634,989

Property and equipment, net                                                     903,088          855,508
Other assets                                                                    103,306           89,842
                                                                              ---------       ----------
Total assets                                                                 $2,982,846       $3,580,339
                                                                             ==========       ==========

Liabilities and shareholders' equity Current liabilities:
   Line of credit                                                           $   364,000      $   810,000
   Accounts payable                                                             553,192          376,857
   Accrued expenses                                                              74,799          145,567
   Current portion of long-term debt and capital lease obligations
                                                                                240,504           27,132
                                                                              ---------       ----------
Total current liabilities                                                     1,232,495        1,359,556

Long-term debt, less current portion                                             79,037            4,665
Capital lease, less current portion                                              87,824                -

Shareholders' equity:
   Common stock, $1 and $10 par value:
     50,000 and 5,000 shares authorized, 3,000 and
     600 issued and outstanding, Blue Water
     Industrial Products, Inc. and Blue Water
     Medical Supply, Inc., respectively
                                                                                  9,000            9,000
   Additional paid-in capital                                                    39,650           39,650
   Retained earnings                                                          1,534,840        2,167,468
                                                                              ---------        ---------
Total shareholders' equity                                                    1,583,490        2,216,118
                                                                              ---------        ---------
Total liabilities and shareholders' equity                                   $2,982,846       $3,580,339
                                                                             ==========       ==========


See accompanying notes.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

                       Combined Statements of Operations



                                                           Year Ended                          Nine Months
                                                           December 31                      Ended September 30
                                                       1994              1995             1995              1996
                                                -------------------------------------------------------------------------
                                                                                                (Unaudited)
Net sales                                             $1,818,952        $2,001,952        $1,508,953       $1,496,918
Rental revenue                                         2,954,148         3,287,730         2,361,868        2,711,137
                                                       ---------         ---------         ---------        ---------
                                                       4,773,100         5,289,682         3,870,821        4,208,055

Cost of revenues                                       1,632,018         1,752,968         1,245,944        1,273,035
                                                       ---------         ---------         ---------        ---------
Gross profit                                           3,141,082         3,536,714         2,624,877        2,935,020

Selling, general and administrative expenses           2,623,294         2,858,809         2,153,525        2,237,481
                                                       ---------         ---------         ---------        ---------
Income from operations                                   517,788           677,905           471,352          697,539

Other (income) expense:
   Interest income                                       (14,102)          (15,548)         (11,934)          (11,973)
   Interest expense                                       85,638            82,110           45,749            81,607
   Other (income) expense, net                           (52,334)          (60,070)         (32,753)          (37,099)
                                                      -----------        ----------      -----------       -----------
                                                          19,202             6,492            1,062            32,535
                                                      ----------        ----------       ----------        ----------
   Income before income taxes                            498,586           671,413          470,290           665,004
   Income taxes                                           39,252            47,639           27,731            32,376
                                                      ----------        ----------        ---------        ----------
   Net income                                        $   459,334       $   623,774         $442,559       $   632,628
                                                     ===========       ===========         ========       ===========

Pro forma data (unaudited):

Pro forma net income adjusted
    only for income taxes                               $299,152          $402,848         $282,174          $399,002
                                                        ========          ========         ========          ========
Pro forma net income adjusted for
    compensation differential and
income taxes                                                              $472,898                           $459,302
                                                                          ========                           ========


See accompanying notes.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

                  Combined Statements of Shareholders' Equity



                                                               Additional
                                                 Common        Additional       Retained
                                                 Stock       Paid-In Capital    Earnings         Total
                                                --------     ---------------   ----------    ------------
Balance at January 1, 1994                       $9,000          $39,650      $   684,908    $   733,558
Net income                                            -                -          459,334        459,334
Shareholder distributions                             -                -         (233,176)      (233,176)
                                              ---------       ----------         ---------    -----------
Balance at December 31, 1994                      9,000           39,650          911,066        959,716

Net income                                            -                -          623,774        623,774
                                              ---------       ----------       ----------     ----------
Balance at December 31, 1995                      9,000           39,650        1,534,840      1,583,490

Net income (Unaudited)                                -                -          632,628        632,628
                                              ---------       ----------      -----------    -----------
Balance at September 30, 1996 (Unaudited)
                                                 $9,000          $39,650       $2,167,468     $2,216,118
                                                 ======          =======       ==========     ==========


See accompanying notes.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

                       Combined Statements of Cash Flows



                                                    Year Ended                  Nine Months Ended
                                                    December 31                    September 30
                                                1994           1995            1995            1996
                                          ----------------------------------------------------------------
Operating activities                                                               (Unaudited)
Net income                                     $459,334        $623,774        $442,559       $632,628
Adjustments to reconcile net income to:
   Allowance for doubtful accounts              232,725           5,655               -         20,595
   Depreciation and amortization                345,102         428,553         272,756        257,730
   (Gain)/loss on sale of fixed assets           (1,116)          6,932             953         (3,464)

Changes in operating assets and liabilities:
     Receivables                               (463,202)       (588,564)       (581,646)      (468,364)
     Inventories                                207,597        (208,190)       (137,122)       (28,826)
     Prepaid expenses and other assets           16,379          62,038            (977)       (68,369)
     Accounts payable                            70,142         286,527          51,616       (176,334)
     Accrued expenses                           149,449        (228,237)         12,334         70,768
                                          ----------------------------------------------------------------
Net cash provided by operating activities     1,016,410         388,488          60,473        236,364

Investing activities
Proceeds from sale of property and
   equipment                                     23,499           2,500           1,500          3,464
Expenditures for property and equipment        (543,929)       (366,368)       (150,269)      (210,150)
                                          ----------------------------------------------------------------
Net cash used in investing activities          (520,430)       (363,868)       (148,769)      (206,686)

Financing activities
Net increase in line of credit                        -         131,959         151,959        446,000
Payments on long-term debt, including
   capital leases                              (308,758)       (275,915)       (238,988)      (375,568)
Proceeds from long-term debt                    216,635          60,827          60,827              -
Shareholder distributions                      (233,176)              -               -              -
                                          ----------------------------------------------------------------
Net cash  provided by (used in)
   financing activities                        (325,299)        (83,129)        (26,202)        70,432
                                          ----------------------------------------------------------------
Net increase (decrease) in cash                 170,681         (58,509)       (114,498)       100,110
Cash at beginning of period                      37,768         208,449         208,449        149,940
                                          ----------------------------------------------------------------
Cash at end of period                       $   208,449        $149,940         $93,951       $250,050
                                          ================================================================
Supplemental cash flow information:
   Cash paid for interest                  $     86,253       $  82,110       $  45,749      $  81,607
                                          ================================================================
   Equipment capitalized under lease
     agreements                           $              -     $128,735       $  90,935  $           -
                                          ================================================================


See accompanying notes.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

                     Notes to Combined Financial Statements


              (Information with respect to the nine-month periods
                ended September 30, 1995 and 1996 is unaudited)



1.  Description of Business

Blue Water Medical Supply, Inc. provides health care products and services and rents health care equipment to patients in their homes or in an outpatient setting primarily in the Midwest. These products and services, which are typically prescribed by a physician, include respiratory therapy and other home medical equipment and medical supplies. Blue Water Industrial Products, Inc. is a retailer of health care products, primarily respiratory therapy equipment.

Basis of Presentation

Blue Water  Medical  Supply,  Inc.  and Blue  Water  Industrial  Products,  Inc.
(collectively the Company) are affiliated companies with common ownership. As such, these financial statements have been prepared on a combined basis.
All intercompany transactions and related balance sheet accounts have been eliminated.


The financial statements of the Company as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996, and all information subsequent to December 31, 1995 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the Company for the interim periods presented.


The interim financial statements are condensed and do not include all the information and disclosures necessary for a full interim financial statement presentation.

2.  Summary of Significant Accounting Policies

Revenue Recognition

All of the Company's leases are classified as operating leases, and rental income is reported as revenue ratably over the life of the lease; the lease terms are primarily month-to-month. Sales revenue is recognized in total upon the sale of the healthcare equipment and medical supplies.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

               Notes to Combined Financial Statements (continued)


2.  Summary of Significant Accounting Policies (continued)

Inventories

Inventories, primarily consisting of medical supplies, are stated at the lower of cost or market value determined on the first-in, first-out basis.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated utilizing the straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the asset. Amortization is included with depreciation.

Income Taxes

The shareholders of the Company have elected to be taxed under Subchapter S of the Internal Revenue Code and, as such, the Company is not subject to federal and certain state income taxes. Accordingly, the Company's taxable income or loss is includable in the personal income tax returns of the shareholders.

Fair Value of Financial Instruments

The Company's financial instruments include trade accounts receivable, accounts payable, accrued expenses and notes payable. The fair values of all financial instruments were not materially different from their carrying values.

Cash and Cash Equivalents

All highly liquid financial instruments purchased with a maturity of three months or less are considered to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

               Notes to Combined Financial Statements (continued)

3.  Property and Equipment

Property and equipment consists of the following at December 31, 1995:

Land                                                        $     31,897
Building                                                         194,932
Land, building and leasehold improvements                         45,327
Equipment and furniture                                        2,140,602
Vehicles                                                         787,747
Computer hardware and software                                    27,120
                                                         -------------------
                                                               3,227,625
Accumulated depreciation                                       2,324,537
                                                         ===================
Net property and equipment                                   $   903,088
                                                         ===================

Rental   equipment  of   approximately   $1,645,331  with  related   accumulated
depreciation of $1,196,369 at December 31, 1995 is included with equipment and furniture.

4.  Line of Credit

The Company has a $400,000 bank demand line of credit. Interest at prime plus 1% (8.5% at December 31, 1995) is payable monthly. Available borrowings at December 31, 1995 were $36,000.

In 1996, the line of credit availability and borrowings were increased to $810,000.

5.  Long-Term Debt

The Company's long-term debt consisted of the following at December 31, 1995:

Bank Loans:
   Secured computer equipment note, due in monthly installments of $1,493, including
     interest to September 1996                                                              $   13,438
   Secured installment business loan, payable in monthly installments of $4,333 plus
     interest at prime plus .75% to October 1997                                                 94,164
                                                                                        -------------------
                                                                                                107,602
   Various vehicle installment loans payable in monthly installments totaling $9,043,
     including interest                                                                         159,612
                                                                                        -------------------
                                                                                                267,214
   Less current portion                                                                        (188,177)
                                                                                        -------------------
                                                                                              $  79,037
                                                                                        ===================

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

               Notes to Combined Financial Statements (continued)


5.  Long-Term Debt (continued)

The foregoing bank obligations, including the line of credit, are secured by the Company's assets and are guaranteed by the shareholders.

The aggregate principal maturities of the long-term debt at December 31, 1995 are as follows:

                  1996                           $188,177
                  1997                             68,906
                  1998                             10,131
                                          -------------------
                                                 $267,214
                                          ===================

Except  for  three  vehicle  notes  totaling  $56,037,   the  above  outstanding
installment loans and all capital leases were repaid in 1996 with borrowings on the line of credit.

6.  Leases and Commitments

Operating Leases

The buildings in which the Company conducts operations are leased from a partnership the partners of which are the shareholders of the Company. Rent expense was $299,831 and $313,860 for the years ended December 31, 1994 and 1995, respectively.

At December 31, 1995, the aggregate minimum lease commitments under all noncancelable leases are as follows:

                  1996                            $42,679
                  1997                             15,625
                                          -------------------
                                                  $58,304
                                          ===================

                      Blue Water Medical Supply, Inc. and
                      Blue Water Industrial Products, Inc.

               Notes to Combined Financial Statements (continued)


6.  Leases and Commitments (continued)

Capital Leases

The Company has entered into capital lease agreements for office and computer equipment. These agreements require monthly minimum lease payments totaling $4,360 through 1999, and are collaterialized by the equipment. The Company has recorded $103,000 in equipment at December 31, 1995 related to these leases. Amortization is included in depreciation expense.

Future minimum payments at December 31, 1995 under the leases, including interest are as follows:

                  1996                            $52,327
                  1997                             51,417
                  1998                             27,753
                  1999                              8,654
                                          -------------------
                                                  140,151
                  Less current portion            (52,327)
                                          -------------------
                                                  $87,824
                                          ===================

7.  Advances to Shareholders

Advances to shareholders include amounts paid to the shareholders to facilitate the individual income tax payments. The amounts do not bear interest and are to be repaid upon the closing of the proposed asset sale (Note 9).

8.  Profit Sharing Plan

The Company maintains a defined contribution plan which covers substantially all employees. Contributions to the plan are at the discretion of the Board of Directors and totaled $150,866 in 1994. There were no contributions in 1995.

9.  Subsequent Event

Subsequent to December 31, 1995, the Company and its shareholders have entered into a definitive agreement to sell substantially all the assets of the Company.

                         Report of Independent Auditors

The Board of Directors
Life Critical Care Corporation

We have audited the accompanying balance sheet of Great Lakes Home Medical, Inc. as of December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Lakes Home Medical, Inc. at December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.


                                                       ERNST & YOUNG, LLP


Chicago, Illinois
June 28, 1996

                         Great Lakes Home Medical, Inc.

                                 Balance Sheets



                                                                           December 31       September 30
                                                                               1995               1996
                                                                        -----------------------------------
                                                                                             (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                                $   651,200      $   351,464
   Trade accounts receivable, less allowance for doubtful accounts of
     $138,887 in 1995 and $145,155 in 1996                                      625,909          654,156
   Accounts receivable, other                                                   162,578          160,000
   Current portion of note receivable                                                 -            8,555
   Inventories                                                                  106,509          106,509
   Prepaid expenses and other assets                                                100              100
                                                                             ----------       ----------
Total current assets                                                          1,546,296        1,280,784

Note receivable, less current portion                                                 -           40,916
Furniture and equipment, net                                                    567,116          462,432
                                                                             ----------       ----------
Total assets                                                                 $2,113,412       $1,784,132
                                                                             ==========       ==========

Liabilities and shareholders' equity Current liabilities:
   Accounts payable                                                          $   65,001       $   46,922
   Accrued expenses                                                              36,722           93,765
   Current portion of noncompete liability                                       50,000           50,000
                                                                             ----------        ---------
Total current liabilities                                                       151,723          190,687

Noncompete liability, less current portion                                       41,667            4,167

Shareholders' equity Common stock, $1 par value:
     50,000 shares authorized, 3,000 issued and outstanding                       3,000            3,000
   Retained earnings                                                          1,917,022        1,586,278
                                                                              ---------        ---------
Total shareholders' equity                                                    1,920,022        1,589,278
                                                                              ---------        ---------
Total liabilities and shareholders' equity                                   $2,113,412       $1,784,132
                                                                             ==========       ==========


See accompanying notes.

                         Great Lakes Home Medical, Inc.

                            Statements of Operations



                                                             Year Ended                         Nine Months
                                                            December 31                      Ended September 30
                                                       1994              1995             1995              1996
                                                -------------------------------------------------------------------------
                                                                                                (Unaudited)
Net sales                                            $   488,000       $   462,044      $   301,312      $   336,635
Rental revenue                                         2,184,078         2,767,018        2,043,090        2,117,711
                                                       ---------         ---------        ---------        ---------
                                                       2,672,078         3,229,062        2,344,402        2,454,346

Cost of revenues                                         677,488           694,637          517,384          502,479
                                                       ---------         ---------        ---------        ---------
Gross profit                                           1,994,590         2,534,425        1,827,018        1,951,867

Selling, general, and administrative expenses          1,553,917         1,337,466        1,007,768        1,113,876
                                                       ---------         ---------        ---------        ---------
Income from operations                                   440,673         1,196,959          819,250          837,991

Other (income) expense:
   Interest income                                        (9,572)           (9,194)          (6,392)          (9,711)
   Interest expense                                        2,595             5,405            2,678                -
   Other (income)
     expense, net                                         15,604            31,452           10,584           (5,062)
                                                       ---------         ---------        ---------       -----------
                                                           8,627            27,663            6,870          (14,773)
                                                       ---------         ---------        ---------       -----------
Income before income taxes                               432,046         1,169,296          812,380          852,764
Income taxes                                              18,470            27,038           16,468           28,508
                                                        --------         ---------         --------        ---------
Net income                                              $413,576        $1,142,258      $   795,912      $   824,256
                                                        ========        ==========      ===========      ===========

Pro forma data (unaudited):

Pro forma net income adjusted
     only for income taxes                                $259,228         $701,578          $487,428           $511,658
                                                          ========         =========         ========           ========
Pro forma net income adjusted for
     compensation differential and
     income taxes                                                          $766,378                             $560,258
                                                                           =========                            ========


See accompanying notes.

                         Great Lake Home Medical, Inc.

                       Statements of Shareholders' Equity


                                                           Common            Retained
                                                           Stock             Earnings           Total
                                                     ------------------------------------------------------
Balance at January 1, 1994                                   $4,000         $1,850,588       $1,854,588
Net income                                                        -            413,576          413,576
Purchase of stock                                            (1,000)          (399,000)        (400,000)
Shareholder distributions                                         -           (551,900)        (551,900)
                                                     ------------------------------------------------------
Balance at December 31, 1994                                  3,000          1,313,264        1,316,264

Net income                                                        -          1,142,258        1,142,258
Shareholder distributions                                         -           (538,500)        (538,500)
                                                     ------------------------------------------------------
Balance at December 31, 1995                                  3,000          1,917,022        1,920,022

Net income (Unaudited)                                            -            824,256          824,256
Shareholder distributions (Unaudited)                             -         (1,155,000)      (1,155,000)
                                                     ------------------------------------------------------
Balance at September 30, 1996 (Unaudited)                    $3,000         $1,586,278       $1,589,278
                                                     ======================================================


See accompanying notes.

                         Great Lakes Home Medical, Inc.

                            Statements of Cash Flows



                                                     Year Ended                   Nine Months Ended
                                                     December 31                    September 30
                                                 1994            1995           1995            1996
                                           ----------------------------------------------------------------
                                                                                     (Unaudited)
Operating activities
Net income                                      $413,576       $1,142,258       $795,912      $824,256
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Noncompete agreement                        150,000                -              -             -
     Payments on noncompete agreement             (8,333)         (50,000)       (37,500)      (37,500)
     Allowance for doubtful accounts              24,489          (22,884)             -         6,268
     Depreciation and amortization               257,676          242,224        180,652       154,113
     (Gain) loss on sale of fixed assets           4,490            2,617          2,619       (20,062)
     Changes in operating assets and
     liabilities:
       Receivables                              (177,426)           6,011         84,340       (81,408)
       Accounts payable                           (4,139)          13,959         14,648       (18,079)
       Accrued expenses                            6,752             (366)        22,422        57,043
                                                --------    --------------   -----------      --------
Net cash provided by operating activities        667,418        1,333,819      1,063,093       884,631

Investing activities
Proceeds from assets sold                         16,600            1,002              -        21,000
Change in investments                            179,596           85,277         27,158             -
Expenditures for furniture and equipment        (259,229)        (193,594)      (154,059)      (50,367)
                                                ---------        ---------      ---------      --------
Net cash used in investing activities            (63,033)        (107,315)      (126,901)      (29,367)

Financing activities
Payments on long-term debt                        (4,211)        (145,789)      (145,789)            -
Purchase of stock                               (250,000)               -              -             -
Shareholder distributions                       (551,900)        (538,500)      (538,523)   (1,155,000)
                                                ---------        ---------      ---------   -----------
Net cash used in financing activities           (806,111)        (684,289)      (684,312)   (1,155,000)
                                                ---------        ---------      ---------   -----------
Net increase (decrease) in cash and cash
   equivalents                                  (202,059)         542,215        251,880      (299,736)
Cash and cash equivalents at beginning
   of period                                     311,044          108,985        108,985       651,200
                                                 -------          -------        -------       -------
Cash and cash equivalents at end of
   period                                       $108,985      $   651,200       $360,865      $351,464
                                                ========      ===========       ========      ========

Supplemental information:
   Cash paid for interest                       $  1,745      $     6,256       $  3,528      $      -
                                                ========      ===========       ========      ========

   Note payable issued for stock purchase       $150,000      $         -       $      -      $      -
                                                ========      ===========       ========      ========


See accompanying notes.

                         Great Lakes Home Medical, Inc.

                         Notes to Financial Statements


              (Information with respect to the nine-month periods
                ended September 30, 1995 and 1996 is unaudited)



1.  Description of Business

Great Lakes Home Medical, Inc. (the Company) provides health care products and services and rents health care equipment to patients in their homes or in an outpatient setting primarily in the Midwest. These products and services, which are typically prescribed by a physician, include respiratory therapy and other home medical equipment and medical supplies.

Basis of Presentation


The financial statements of the Company as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996, and all information subsequent to December 31, 1995 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the Company for the interim periods presented.


The interim financial statements are condensed and do not include all the information and disclosures necessary for a full interim financial statement presentation.

2.  Summary of Significant Accounting Policies

Revenue Recognition

All of the Company's leases are classified as operating leases, and rental income is reported as revenue ratably over the life of the lease; the lease terms are less than one year on substantially all of the leases. Sales revenue is recognized in total upon the sale of health care equipment and medical supplies.

Inventories

Inventories, primarily consisting of medical supplies, are stated at the lower of cost or market value determined on the first in, first out basis.

                         Great Lakes Home Medical, Inc.

2.  Summary of Significant Accounting Policies (continued)

Furniture and equipment

Equipment is stated at cost. Depreciation is calculated utilizing the straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the asset. Amortization is included with depreciation.

Income Taxes

The shareholders of the Company have elected to be taxed under Subchapter S of the Internal Revenue Code and, as such, the Company is not subject to federal and certain state income taxes. Accordingly, the Company's taxable income or loss is includable in the personal income tax returns of the shareholders.

Cash and Cash Equivalents

All highly liquid financial instruments purchased with a maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments include trade accounts receivable, accounts payable, accrued expenses, and a note payable. The fair values of all financial instruments were not materially different from their carrying values.

Use of Estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         Great Lakes Home Medical, Inc.

3.  Furniture and Equipment

Furniture and quipment consists of the following at December 31, 1995:

Equipment and furniture                                          $1,483,027
Vehicles                                                            196,265
Computer hardware and software                                       60,410
                                                            -------------------
                                                                  1,739,702
Accumulated depreciation                                          1,172,586
                                                            -------------------
Net equipment                                                   $   567,116
                                                            ===================

Rental   equipment  of   approximately   $1,473,000  with  related   accumulated
depreciation of $995,100 at December 31, 1995 is included with equipment and furniture.

4.  Related Party Transactions

At December 31, 1994, the Company owed $145,789 to a former shareholder, due in monthly installments at 7% interest through October 1999. In June 1995, the Company paid this note in full. Interest expense on this note was $1,738 and $4,916 for the years ended December 31, 1994 and 1995, respectively.

Great Lakes made payments of $8,333 and $50,000 during the years ended December 31, 1994 and 1995, respectively, to a former shareholder in connection with a noncompete agreement (Note 7).

5.  Common Stock

In October 1994, Great Lakes purchased 1,000 shares of common stock from a shareholder for $400,000. These shares were subsequently canceled.

                         Great Lakes Home Medical, Inc.

6.  Leases

The Company is obligated under various operating leases for its sales offices. Rent expense was $88,064 and $65,906 for the years ended December 31, 1994 and 1995, respectively.

At December 31, 1995, the aggregate minimum lease commitments under all noncancelable leases are as follows:

                  1996                            $42,679
                  1997                             15,625
                                          ------------------
                                                  $58,304
                                          ==================

7.  Noncompete Agreement

In October 1994, the Company entered into a three-year noncompete agreement with a former shareholder resulting in a $150,000 charge to 1994 selling, general and administrative expense. The agreement calls for monthly payments of $4,167.

8.  Subsequent Event

Subsequent to December 31, 1995, the Company and its shareholders have entered into a definitive agreement to sell substantially all of the assets of the Company.

                         Report of Independent Auditors

The Board of Directors
Life Critical Care Corporation

We have audited the accompanying balance sheet of ABC Medical Supply, Inc. as of December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Medical Supply, Inc. at December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG, LLP


Chicago, Illinois
June 28, 1996

                            ABC Medical Supply, Inc.

                                 Balance Sheets



                                                                            December 31     September 30
                                                                               1995              1996
                                                                       -------------------------------------
                                                                                             (Unaudited)
Assets
Current assets:
   Cash                                                                     $   483,096      $   407,267
   Trade accounts receivable, less allowance for doubtful accounts of
     $79,200 in 1995 and 1996                                                   754,137          478,578
   Inventories                                                                  135,609          135,609
   Prepaid expenses and other assets                                             51,380           56,365
                                                                       -------------------------------------
Total current assets                                                          1,424,222        1,077,819

Furniture and equipment, net                                                    334,494          259,089
Other assets                                                                      6,416            6,000
                                                                       -------------------------------------
Total assets                                                                 $1,765,132       $1,342,908
                                                                       ====================================

Liabilities and shareholders' equity Current liabilities:
   Accounts payable                                                        $     46,845     $     38,372
   Accrued expenses                                                              83,942           71,710
   Current portion of long-term debt                                             21,201                -
                                                                       ------------------------------------
Total current liabilities                                                       151,988        110,08212

Long-term debt, less current portion                                              6,098           14,988

Shareholders' equity
   Common stock $1 par value; 50,000 shares authorized, 7,000 shares
     issued and outstanding                                                       7,000            7,000
   Retained earnings                                                          1,600,046        1,210,838
                                                                       ------------------------------------
Total shareholders' equity                                                    1,607,046        1,217,838
                                                                       ------------------------------------
Total liabilities and shareholders' equity                                   $1,765,132       $1,342,908
                                                                       ====================================


See accompanying notes.

                            ABC Medical Supply, Inc.

                            Statements of Operations



                                                             Year Ended                         Nine Months
                                                            December 31                     Ended September 30
                                                       1994              1995              1995             1996
                                                ------------------------------------------------------------------------
                                                                                                (Unaudited)
Net sales                                            $   340,332        $   390,930     $   290,198       $   263,611
Rental revenue                                         2,261,871          2,567,898       1,916,712         1,959,431
                                                     -----------         ----------      ----------        ----------
                                                       2,602,203          2,958,828       2,206,910         2,223,042

Cost of revenues                                       1,170,701          1,308,517         915,034           886,133
                                                     -----------         ----------      ----------        ----------
Gross profit                                           1,431,502          1,650,311       1,291,876         1,336,909

Selling, general, and administrative expenses          1,431,987          1,291,068       1,007,561         1,008,156
                                                     -----------         ----------      ----------        ----------
Income (loss) from operations                               (485)           359,243         284,315           328,753

Other (income) expense:
   Interest income                                       (14,529)           (12,743)         (8,562)          (10,726)
   Interest expense                                        9,443              2,619           1,430               635
   Other (income) expense, net                            (4,626)            (4,552)         (3,400)             (537)
                                                     -----------         ----------      ----------        ----------
                                                          (9,712)           (14,676)        (10,532)          (10,628)
                                                     -----------         ----------      ----------        ----------
Income before income taxes                                 9,227            373,919         294,847           339,381
Income tax provision                                      20,438             15,763          10,563            13,000
                                                     -----------         ----------      ----------        ----------
Net income (loss)                                    $   (11,211)        $  358,156      $  284,284        $  326,381
                                                     ============        ==========      ==========        ==========


Pro forma data (unaudited):

Pro forma net income adjusted
     only for income taxes                                $5,536            $224,351         $176,908           $203,629
                                                          ======            ========         ========           ========
Pro forma net income adjusted for
     compensation differential and
     income taxes                                                           $483,551                            $419,629
                                                                            ========                            ========


See accompanying notes.

                            ABC Medical Supply, Inc.

                       Statements of Shareholders' Equity



                                                           Common      Retained Earnings
                                                           Stock                              Total
                                                     ------------------------------------------------------
Balance at January 1, 1994                                   $7,000          $1,253,101       $1,260,101
Net loss                                                          -             (11,211)         (11,211)
                                                     ------------------------------------------------------
Balance at December 31, 1994                                  7,000           1,241,890        1,248,890
Net income                                                        -             358,156          358,156
                                                     ------------------------------------------------------
Balance at December 31, 1995                                  7,000           1,600,046        1,607,046

Net income (Unaudited)                                            -             326,381          326,381
Shareholder distributions (Unaudited)                             -            (715,589)        (715,589)
                                                     ------------------------------------------------------
Balance at September 30, 1996 (Unaudited)                    $7,000          $1,210,838       $1,217,838
                                                     ======================================================


See accompanying notes.

                            ABC Medical Supply, Inc.

                            Statements of Cash Flows


                                                     Year Ended                    Nine Months Ended
                                                     December 31                     September 30
                                                1994            1995            1995             1996
                                           ------------------------------------------------------------------
                                                                                     (Unaudited)
Operating activities
Net income (loss)                              $ (11,211)      $358,156        $284,284         $326,381
Adjustments to reconcile net income
   (loss) to net cash provided by
   operations:
     Allowance for doubtful accounts             187,019              -          79,856           49,705
     Depreciation and amortization               188,456        168,448         136,526          109,528
     Gain on sale of equipment                    (4,901)        (4,552)         (3,400)            (551)
     Changes in operating assets and
       liabilities:
         Receivables                             (62,071)      (238,505)       (188,599)         225,854
         Inventories                               9,012          1,797               -                -
         Prepaid expenses and other
           assets                                  1,314        (49,360)          1,272           (4,569)
         Accounts payable                         27,448        (70,857)        (93,581)          (8,473)
         Accrued expenses                        (23,826)        21,056         (30,884)         (12,232)
                                           ------------------------------------------------------------------
Net cash provided by operating activities        311,240        186,183         185,474          685,643

Investing activities
Purchases of furniture and equipment            (389,885)       (26,582)        (42,377)         (46,072)
Proceeds from sale of equipment                  234,944         32,631          31,500           12,500
                                           ------------------------------------------------------------------
Net cash provided by (used in) investing
   activities                                   (154,941)         6,049         (10,877)         (33,572)

Financing activities
Proceeds from long-term debt                      49,221         20,000          10,195                -
Payments of long-term debt                      (188,223)       (24,101)        (26,159)         (12,311)
Shareholder distributions                              -              -               -         (715,589)
                                           ------------------------------------------------------------------
Net cash provided by (used in) financing
   activities                                   (139,002)        (4,101)        (15,964)        (727,900)
                                           ------------------------------------------------------------------
Net increase (decrease) in cash                   17,297        188,131         158,633          (75,829)
Cash at beginning of period                      277,668        294,965         294,965          483,096
                                           ------------------------------------------------------------------
Cash at end of period                           $294,965       $483,096        $453,598         $407,267
                                           ==================================================================

Supplemental cash flow information:
   Cash paid for interest                       $  9,443       $  2,619        $  1,430         $    635
                                           ==================================================================


See accompanying notes.

                            ABC Medical Supply, Inc.

                         Notes to Financial Statements


              (Information with respect to the nine-month periods
                ended September 30, 1995 and 1996 is unaudited)



1.  Business and Organization

ABC Medical Supply, Inc. (the Company) provides health care products and services and rents health care equipment to patients in their homes or in an outpatient setting. These products and services, which are typically prescribed by a physician, include respiratory therapy and other home medical equipment and medical supplies.

Basis of Presentation


The financial statements of the Company as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 and all information subsequent to December 31, 1995 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the Company for the interim periods presented.


The interim financial statements are condensed and do not include all the information and disclosures necessary for a full interim financial statement presentation.

2.  Summary of Significant Accounting Policies

Revenue Recognition

All of the Company's leases are classified as operating leases, and rental income is reported as revenue ratably over the life of the lease; the lease terms are primarily on a month-to-month basis. Sales revenue is recognized in total upon the shipment of health care equipment and medical supplies.

Inventories

Inventories, primarily consisting of medical supplies, are stated at the lower of cost or market value determined on the first in, first out basis.


Furniture and Equipment

Furniture  and  Equipment  is  stated  at  cost.   Depreciation  is  calculated
utilizing the straight-line and accelerated methods over the estimated useful lives of the assets.

                            ABC Medical Supply, Inc.

2.  Summary of Significant Accounting Policies (continued)

Furniture and Equipment

Furniture and Equipment is stated at cost. Depreciation is calculated utilizing the straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the asset. Amortization is included with depreciation.


Income Taxes

The shareholders of the Company have elected to be taxed under Subchapter S of the Internal Revenue Code and, as such, the Company is not subject to federal and certain state income taxes. Accordingly, the Company's taxable income or loss is includable in the personal income tax returns of the shareholders.

Fair Value of Financial Instruments

The Company's financial instruments include accounts receivable, accounts payable, accrued liabilities and long-term debt. The fair values of all financial instruments were not materially different than their carrying values.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Furniture and Equipment

Furniture and equipment consists of the following at December 31, 1995:

Equipment and furniture                                          $1,030,053
Vehicles                                                            167,579
Computer hardware and software                                       79,234
Leasehold improvements                                                9,910
                                                            -------------------
                                                                  1,286,776
Accumulated depreciation                                            952,282
                                                            -------------------
Net furniture and equipment                                     $   334,494
                                                            ===================

                            ABC Medical Supply, Inc.

3.  Furniture and Equipment (continued)

Rental equipment of approximately $895,000 with related accumulated depreciation of $685,000 at December 31, 1995 is included with the equipment and furniture.



4.  Debt

Debt is comprised of the following at December 31, 1995:

Telephone  equipment  note with monthly
    ayments of $273,  including  interest,
   through March 1998                                            $  4,147
Computer software and voice mail loan with
   monthly payment so $1,206,  including
   interest, through December 1996                                 13,688
Vehicle note with monthly payments of $424, including
   interest through December 1998                                   9,464
                                                           -------------------
                                                                   27,299
Less:  Current portion                                            (21,201)
                                                           -------------------
                                                                 $  6,098
                                                           ===================

5.  Benefit Plans

The Company sponsors a profit sharing plan that covers substantially all employees. The Company may make discretionary contributions. The Company contributed $22,500 to this plan during the year ended December 31, 1994. During the year ended December 31, 1995, the Company did not contribute to this plan.

6.  Leases

The Company is obligated under various operating leases for its sales offices. Rent expense for all operating leases was $105,979 and $119,749 for the years ended December 31, 1994 and 1995, respectively. Several of the leases are with a Company owned by the shareholders. Rent paid to the related party was $36,840 and $59,940 for the years ended December 31, 1994 and 1995, respectively.

                            ABC Medical Supply, Inc.

6.  Leases (continued)


At December 31 1995, the aggregate minimum lease commitments under all noncancelable leases are as follows:

                  1996                          $  86,014
                  1997                             42,409
                  1998                             10,350
                                          ------------------
                                                 $138,773
                                          ==================


7.  Subsequent Event

Subsequent to December 31, 1995, the Company and its shareholders have entered into a definitive agreement to sell substantially all the assets of the Company.

           UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA


         The following unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 1996 and the Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect (i) to the Acquisitions and (ii) the Offering and the other financing transactions described under "Use of Proceeds." The unaudited Pro Forma Condensed Consolidated Balance Sheet reflects such transactions as if they had occurred as of September 30, 1996 and the unaudited Pro Forma Condensed Consolidated Statements of Operations reflect such transactions as if they had occurred as of January 1, 1995 and January 1, 1996, respectively.


         The pro forma financial statements have been prepared by the Company based on the historical financial statements of the Company and the Acquired Companies. These pro forma financial statements do not purport to be indicative of the results that would have been obtained if the transactions had occurred on the dates indicated or that may be realized in the future. The pro forma financial statements should be read in conjunction with the Company's historical financial statements and the notes thereto and the historical financial statements of the Acquired Companies and the notes thereto included elsewhere in this Prospectus.

         The acquisition prices of the acquired companies are discussed below.

         Blue Water

                  The purchase price of Blue Water is $6,166,050 comprised of $5,494,500 in cash and $671,550 in Common Stock. The Company will not assume debt or cash.

         ABC

                  The purchase price of ABC is $5,500,000 comprised of $3,700,000 in cash and $1,800,000 in Common Stock. The Company will not assume debt or cash.

         Great Lakes

                  The purchase price of Great Lakes is $6,611,250 comprised of $4,837,500 in cash and $1,773,750 in Common Stock. The Company will not assume debt or cash.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996






                                                                                                     PRO FORMA
                                                 LIFE CRITICAL                                       AND OFFERING    CONSOLIDATED
                                                         CARE  BLUE WATER          ABC  GREAT LAKES  ADJUSTMENTS        PRO FORMA
                          ASSETS

Current Assets:

    Cash .........................................   $252,254    $250,050     $407,267  $   351,464 $(1,057,057) (1) $   203,978
    Trade accounts receivable, net................          -     875,762      478,578      654,156           -        2,008,496
    Accounts receivable other.....................          -     978,765            -      160,000    (978,765) (2)     160,000
    Inventories...................................          -     403,356      135,609      106,509           -          645,474
    Prepaid expenses and other assets.............          -     127,056       56,365          100    (150,000) (2)      33,521
    Current portion of note receivable............     30,000           -            -        8,555     (30,000) (4)       8,555
    Deposits......................................    200,000           -            -            -    (200,000) (3)           -
    Deferred costs................................    576,842           -            -            -    (576,842) (4)           -
                                                   ----------  ----------   ----------   ---------- -----------      -----------
         Total current assets.....................  1,059,096   2,634,989    1,077,819    1,280,784  (2,992,664)       3,060,024

Property and equipment, net.......................          -     855,508      259,089      462,432     (78,349) (2)   1,498,680
Note receivable, less current portion.............          -           -            -       40,916           -           40,916
Other assets......................................          -      89,842        6,000            -      (6,000) (2)      89,842
Goodwill, net.....................................          -           -            -            -  15,207,348  (5)  15,207,348
Organizational costs..............................      1,168           -            -            -           -            1,168
Deferred financing cost...........................     25,000           -            -            -     175,000  (6)     200,000
                                                   ----------  ----------   ----------   ---------- -----------      -----------
    Total assets.................................. $1,085,264  $3,580,339   $1,342,908   $1,784,132 $12,305,335      $20,097,978
                                                   ==========  ==========   ==========   ========== ===========      ===========
         LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

    Accounts payable..............................   $437,334 $   376,857    $  38,372   $   46,922   $ (437,334 (7)    $462,151
    Accrued expenses..............................    155,041     145,567       71,710       93,765   (355,041)  (7)     111,042
    Line of credit................................          -     810,000            -            -   (810,000)  (2)           -
    Current portion of long-term debt and capital
      lease obligations...........................          -      27,132            -            -           -           27,132
    Current portion of non-complete liability.....          -           -            -       50,000     (50,000) (2)           -
    Notes payable to affiliate....................    495,000           -            -            -                            -
                                                   ----------  ----------   ----------   ---------- -----------      -----------
                                                                                                       (495,000) (7)

         Total current liabilities................  1,087,375   1,359,556      110,082      190,687  (2,147,375)         600,325
Long-term debt:
    Long-term debt, less current portion..........          -       4,665       14,988            -     (14,988) (2)       4,665
    Non-compete liability, less current portion...          -           -            -        4,167      (4,167) (2)           -
    Senior term loan..............................          -           -            -            -   6,000,000  (8)   6,000,000
    Subordinated debt.............................          -           -            -            -   2,000,000  (8)   2,000,000
    Notes payable to affiliate....................  1,500,000           -            -            -  (1,500,000) (7)           -
                                                   ----------  ----------   ----------   ---------- -----------      -----------
         Total long-term debt.....................  1,500,000       4,665       14,988        4,167   6,480,845        8,004,665
                                                   ----------  ----------   ----------   ---------- -----------      -----------
         Total liabilities........................  2,587,375   1,364,221      125,070      194,854   4,333,470        8,604,990
Stockholders' equity:
    Common stock..................................     12,563       9,000        7,000        3,000     (19,000) (9)      12,563
    Common stock, this Offering...................          -           -            -            -      20,000 (10)      20,000
    Common stock, sellers.........................          -           -            -            -   4,245,300 (11)   4,245,300
    Additional paid in capital....................    103,947      39,650            -            -   8,915,761 (12)   9,059,358
    Retained earnings (deficit)................... (1,618,621)  2,167,468    1,210,838    1,586,278  (5,190,196)(13)  (1,844,233)
                                                   ----------  ----------   ----------   ---------- -----------      -----------
         Total stockholders' equity............... (1,502,111)  2,216,118    1,217,838    1,589,278   7,971,865       11,492,988
                                                   ----------  ----------   ----------   ---------- -----------      -----------
Total Liabilities and Stockholders' Equity........ $1,085,264  $3,580,339   $1,342,908   $1,784,132 $12,305,335      $20,097,978
                                                   ==========  ==========   ==========   ========== ===========      ===========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996




                                                                                                          Pro Forma     Consolidated
                                   Life Critical     Blue Water          ABC          Great Lakes        Adjustments      Pro Forma
Net sales.......................    $         -       $1,496,918      $  263,611       $  336,635        $       -       $2,097,164
Rental revenue..................              -        2,711,137       1,959,431        2,117,711                -        6,788,279
                                    -----------       ----------      ----------       ----------        ---------       ----------
                                              -        4,208,055       2,223,042        2,454,346                -        8,885,443
                                    -----------       ----------      ----------       ----------        ---------       ----------
Cost of revenues................              -        1,273,035         886,133          502,479         (168,782)(1)    2,492,865
                                    -----------       ----------      ----------       ----------        ---------       ----------
Gross profit....................              -        2,935,020       1,336,909        1,951,867          168,782        6,392,578

Selling, general and
   administrative expenses......        447,002        2,237,481       1,008,156        1,113,876         (359,002)(2)    4,447,513
                                    -----------       ----------      ----------       ----------        ---------       ----------
Income from operations..........       (447,002)         697,539         328,753          837,991          527,784        1,945,065

Forfeiture of deposit                   700,000                -               -                -                           700,000
Other (income) expense:
   Interest income..............              -          (11,973)        (10,726)          (9,711)               -          (32,410)
   Interest expense.............        203,693           81,607             635                -          402,065(3)       688,000
   Other (income) expense, net..              -          (37,099)           (537)          (5,062)          22,099(4)       (20,599)
                                    -----------       ----------      ----------       ----------        ---------       ----------
                                        203,693           32,535         (10,628)         (14,773)         424,164          634,991
                                    -----------       ----------      ----------       ----------        ---------       ----------
Income before income taxes......     (1,350,695)         665,004         339,381          852,764          103,620          610,074
Income tax provision............              -           32,376          13,000           28,508          170,146(5)       244,030
                                    -----------       ----------      ----------       ----------        ---------       ----------
Net income......................    ($1,350,695)      $  632,628        $326,381         $824,256        ($ 66,526)      $  366,044
                                    ===========       ==========      ==========       ==========        =========       ==========
Earnings per common share.......                                                                                              $0.11
                                                                                                                         ==========
Weighted average shares
  outstanding...................                                                                                          3,438,319
                                                                                                                         ==========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995







                                              Life                                                      Pro Forma      Consolidated
                                     Critical Care     Blue Water         ABC         Great Lakes      Adjustments       Pro Forma
Net sales...........................          -        $2,001,952      $  390,930      $  462,044      $       -        $ 2,854,926
Rental revenue......................          -         3,287,730       2,567,898       2,767,018              -          8,622,646
                                      ---------        ----------      ----------      ----------      ---------        -----------
                                              -         5,289,682       2,958,828       3,229,062              -         11,477,572
                                      ---------        ----------      ----------      ----------      ---------        -----------
Cost of revenues....................          -         1,752,968       1,308,517         694,637       (268,275)(1)      3,487,847
                                      ---------        ----------      ----------      ----------      ---------        -----------
Gross profit........................          -         3,536,714       1,650,311       2,534,425        268,275          7,989,725

Selling, general and
   administrative expenses..........    255,308         2,858,809       1,291,068       1,337,466       (396,246)(2)      5,346,405
                                      ---------        ----------      ----------      ----------      ---------        -----------
Income from operations..............   (255,308)          677,905         359,243       1,196,959        664,521          2,643,320

Other (income) expense:.............
     Interest income................          -           (15,548)        (12,743)         (9,194)             -            (37,485)
     Interest expense...............     12,618            82,110           2,619           5,405        777,248(3)         880,000
     Other (income) expense, net....          -           (60,070)         (4,552)         31,452         60,071(4)          26,901
                                      ---------        ----------      ----------      ----------      ---------        -----------
                                         12,618             6,492         (14,676)         27,663        837,319            869,416
                                      ---------        ----------      ----------      ----------      ---------        -----------
Income before income taxes..........   (267,926)          671,413         373,919       1,169,296       (172,798)         1,773,904
Income tax provision................          -            47,639          15,763          27,038        619,122(5)         709,562
                                      ---------        ----------      ----------      ----------      ---------        -----------
Net income........................... ($267,926)       $  623,774      $  358,156      $1,142,258      ($791,920)       $ 1,064,342
                                      =========        ==========      ==========      ==========      =========        ===========
Earnings per common share...........                                                                                    $      0.32
Weighed average shares outstanding..                                                                                      3,318,267

                         LIFE CRITICAL CARE CORPORATION
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


Pro Forma Balance Sheet Adjustments


         The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996, gives effect to the Offering, borrowings under the Credit Facility and the simultaneous closing of the Acquisitions all as described under "Use of Proceeds" as if such transactions had occurred on September 30, 1996.


         (1) Adjustments to reduce cash not acquired and record working capital.

         (2) Removes assets and liabilities that are not being acquired or assumed by the Company.

         (3)      Removes assets that are allocated to the Acquisitions.

         (4) Removes assets that have been either netted against the Offering proceeds or applied to the purchase price of the Acquisitions.

         (5)      Reflects recording of goodwill.

         (6) Reflects recording of capitalized expenses associated with the Credit Facility.

         (7) Reflects liabilities that are paid with proceeds from the Offering and the Credit Facility.

         (8)      Records the Credit Facility.

         (9)      Eliminates existing common stock of the Acquired Companies.


         (10) Records shares issued in the Offering in the amount of $20,000.


         (11) Records Common Stock issued to the Sellers and the associated additional paid-in-capital.


         (12) Eliminates paid-in-capital of the Acquired Companies in the amount of $39,650 and records the net proceeds from the Offering less the par value in the amount of $8,955,411.

         (13) Eliminates existing retained earnings of the Acquired Companies in the amount of $4,964,584 and records additional expenses of the Company in the amount of $225,612.


Pro Forma Statements of Operations Adjustments


         The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to the Offering, borrowings under the Credit Facility and the simultaneous closing of the Acquisitions all as described under "Use of Proceeds" as if they occurred on January 1, 1995 and January 1, 1996, respectively.

         (1) Reflects an adjustment in the carrying value of the rental equipment to the estimated fair market value (which is assumed to be the net book value at the date of acquisition) and a change in the estimated useful lives of the assets from 5 to 7 years to 4 years.

         (2) Reflects adjustments to selling, general and administrative expenses (i) to eliminate Compensation Differential (as defined elsewhere in this Prospectus) in the amount of $656,750 for the year ended December 31, 1995 and $541,500 for the nine months ended September 30, 1996, (ii) to record the amortization of goodwill in connection with the purchase using the straight-line method over 40 years in the amount of $377,938 and $284,722, respectively, (iii) to reflect an adjustment in the carrying value of vehicles, office equipment and other property to the estimated fair market value (which is assumed to be the net book value at the date of acquisition) and a change in the estimated useful lives of the assets from 5-7 years to 4 years in the amount of $108,120 and $101,587, respectively, (iv) to record compensation for executive officers and expense reimbursement in the amount of $345,000 and $227,232, respectively, (v) to reduce rent expense of Blue Water to reflect the contractual future rate in the amounts of $90,000 and $67,500, respectively, (vi) to reflect the elimination of certain vehicle expenses related to the owners of Blue Water which will not continue in the amounts of $12,965 and $9,724, respectively, (vii) to eliminate compensation of certain terminated and non-replaced employees of Blue Water in the amount of $29,247 for the year ended December 31, 1995,
                  (viii)  to   eliminate   other non-recurring  expenses,
                  including life insurance, in the amount of $37,102 and $64,145, respectively, (ix) to record the amortization of
                  capitalized   transaction  expenses  in connection  with the
                  Credit Facility using the straight line method over 5 years in the amounts of $40,000 and $30,000, respectively, (x) to eliminate management fees paid to MBFC in the amounts of $225,000 and $116,500, respectively.

         (3) Reflects the elimination of interest expense related to debt and/or capital leases that will be extinguished or not assumed and records the interest related to the term portion of the Credit Facility at an annual rate of 9.0% and the subordinated debt portion at an annual rate of 17.0%


         (4) Removes other income and expense that will not be recurring because related assets/liabilities are not being assumed.

         (5) Incremental adjustment in income tax provision assuming an estimated effective tax rate of 40.0%.

               No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.



                               TABLE OF CONTENTS


                                            Page
Prospectus Summary.........................
The Company................................
Risk Factors...............................
Use of Proceeds............................
Capitalization.............................
Dilution...................................
Dividend Policy............................
Selected Financial Data....................
Management's Discussion and Analysis
     of Financial Condition and............
     Results of Operations.................
Business...................................
Management.................................
Certain Transactions.......................
Principal and Selling Stockholders.........
Description of Capital Stock...............
Shares Eligible for Future Sale............
Underwriting...............................
Legal Matters..............................
Experts....................................
Additional Information.....................
Index to Financial Statements..............

          Until ___________, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.



                                                 __________ Shares




                                                LIFE CRITICAL CARE
                                                    CORPORATION




                                                   COMMON STOCK



                                                    PROSPECTUS





                                              H.J. MEYERS & CO., INC.



                                                ____________, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") provides that the Registrant may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the Registrant, the Registrant also may indemnify any such Person against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with that action's or suit's defense or settlement, if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity. Where such Person is successful on the merits or otherwise in defense of any action or suit referred to above or in defense of any claim, issue or matter therein, the Registrant shall indemnify such Person against the expenses (including attorneys' fees) that such Person actually and reasonably incurred.

         The Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of Delaware, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by the Delaware GCL, as amended or interpreted, the Registrant shall indemnify all persons whom it may indemnify pursuant thereto. These provisions in the Certificate of Incorporation do not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware GCL. These provisions also do not affect a director's or officer's responsibilities under any other law, such as the federal or state securities laws or state or federal environmental laws.

         The Underwriting Agreement (a form of which is filed as Exhibit 1.1 hereto) will provide that the Underwriters will indemnify and hold harmless the Registrant and each director, officer or controlling person of the Registrant from and against any liability caused by any statement or omission in the Registration Statement or Prospectus based upon certain information furnished to the Registrant by the Underwriters for use in the preparation thereof.

Item 25. Other Expenses of Issuance and Distribution.*

         The following table sets forth a statement of all expenses payable by the Registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby, other than the underwriting discount.


         SEC Registration Fee.......................................$    4,234
         Accounting Fees and Expenses...............................   132,500
         Legal Fees and Expenses....................................   160,000
         Underwriter's Expense Allowance............................   372,000
         Printing and Engraving Expenses............................    50,000
         Blue Sky Fees and Expenses.................................    60,000
         NASD Filing Fee............................................     1,897
         Nasdaq Quotation Fee.......................................    25,000
         Registrar and Transfer Agent Fees..........................     5,000
         Miscellaneous Fees and Expenses............................   199,369
                                                                     ---------
                  Total.............................................$1,010,000
                                                                     =========

* Except for the SEC registration fee, the NASD filing fee and the Nasdaq quotation fee, all expenses are estimated.



Item 26. Recent Sales of Unregistered Securities.

         The following share amounts and sales prices have been adjusted for a 1,110-for-one stock split of the Company's Common Stock, par value $0.01 per share, effective on August 29, 1996.

         On August 10, 1995, Registrant sold 743,700 shares of Common Stock, par value $0.01 per share, for $0.01 per share to the four founders of the Registrant in connection with the formation of the Registrant.

         On August 12, 1995, the Registrant sold a $750,000 18% Subordinated Note due December 31, 1997 for $750,000 to Morgenthau Bridge Investment Limited Partnership.

         On August 12, 1995, the Registrant sold a $750,000 18% Subordinated Note due December 31, 1997 for $750,000 to Morgenthau Bridge Loan LLC.

         On April 8, 1996, the Registrant authorized the sale of and, on September 30, 1996, the Registrant sold 248,640 shares of Common Stock, par value $0.01 per share, for $0.01 per share to IRA accounts for the benefit of the four founding stockholders of the Registrant.


         On September 5, 1996, the founding stockholders of the Registrant sold an aggregate of 370,000 shares of Common Stock, par value $0.01 per share, to Thomas H. White for $0.01 per share.


         During September and October 1996, the Registrant sold an aggregate principal amount of $500,000 of 12% Subordinated Notes due December 31, 1997 and 50,000 shares of Common Stock, par value $0.01 per share, for $0.10 per share to 14 investors.

         The foregoing sales were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering. In issuing securities under the exemption provided by Section 4(2) of the Securities Act, the Registrant relied upon certain purchasers' status as an officer or director of the Registrant and that each purchaser had such knowledge and experience in financial and business matters that such person was capable of evaluating the merits and risks of the investment.

Item 27. Exhibits.

            Exhibit
            Number       Description
            -------      -----------
               1.1       Form of Underwriting Agreement*


               3.1       Restated Certificate of Incorporation*

               3.2       Amended and Restated By-Laws*

               4.1 Specimen form of Common Stock certificate of the Company*


               5.1       Opinion of Whiteford, Taylor & Preston L.L.P.


              10.1 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care and Morgenthau Bridge Investment Limited Partnership *

              10.2 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care Corporation and Morgenthau Bridge Loan LLC*

              10.3 Asset Purchase Agreement dated January 22, 1996 between Life Critical Care and Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., as amended*

              10.4 Asset Purchase Agreement dated March 1, 1996 among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care, as amended*

              10.5 Asset Purchase Agreement dated March 1, 1996 among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care, as amended*

              10.6 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37885 Green Street, New Baltimore, Michigan 48047*

              10.7 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37280 Green Street, New Baltimore, Michigan 48047*

              10.8 Form of Loan and Security Agreement between Life Critical Care and certain investors*

              10.9 Employment Agreement dated as of July 25, 1996 between Life Critical Care and its Chief Executive Officer*

              10.10.1    Form of Stock Escrow Agreement*

              10.10.2    Amendment No. 1 to Stock Escrow Agreement

              10.11      1996 Non-Employee Directors Stock Option Plan*

              10.12      1996 Stock and Incentive Plan*

              10.13      Form of 401(k) Plan**

              10.14 Revolving Credit and Term Loan Agreement between Life Critical Care and Manufacturers and Traders Trust Co.

              10.15      Form of Underwriter's Warrant Agreement*


              10.17      Form of Financial Consulting Agreement*

              10.18      Form of Merger and Acquisition Agreement*


              10.19      Form of Lock-Up Agreement

              10.20      Form of Agreement of Management and Principal
                         Stockholders

              10.21 Form of Mezzanine Loan Agreement between Life Critical Care Corporation and Manufacturers and Traders Trust Company


              11.1       Statement Re: Computation of Per Share Earnings

              23.1       Consent of Ernst & Young LLP


              23.2       Consent of Proposed Director

              23.3 Consent of Whiteford, Taylor & Preston L.L.P. (included in Exhibit 5.1)

              24.1 Power of Attorney (included as part of the signature page of the Registration Statement)*


              27.1       Financial Data Schedule


*    Previously filed.
**   To be filed by Amendment

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 6, 1996.


                                        LIFE CRITICAL CARE CORPORATION

                                        By:  /s/ Thomas H. White
                                             ---------------------------
                                                 Thomas H. White,
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                         Date
       ---------                     -----                         ----


   /S/THOMAS H. WHITE        Principal Executive Officer,     December 6, 1996
--------------------------
   THOMAS H. WHITE           and Director


   /S/FRANK E. McGEATH       Chief Financial Officer          December 6, 1996
--------------------------
   FRANK E. McGEATH          (Principal Financial and
                               Accounting Officer)

   /S/RICHARD M. ANDZEL      Director                         December 6, 1996
--------------------------
   RICHARD M. ANDZEL

                                 EXHIBIT INDEX

 .
            Exhibit
            Number       Description
            -------      -----------
               1.1       Form of Underwriting Agreement*


               3.1       Restated Certificate of Incorporation*

               3.2       Amended and Restated By-Laws*

               4.1 Specimen form of Common Stock certificate of the Company*

               5.1       Opinion of Whiteford, Taylor & Preston L.L.P.


              10.1 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care and Morgenthau Bridge Investment Limited Partnership *

              10.2 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care Corporation and Morgenthau Bridge Loan LLC*

              10.3 Asset Purchase Agreement dated January 22, 1996 between Life Critical Care and Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., as amended*

              10.4 Asset Purchase Agreement dated March 1, 1996 among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care, as amended*

              10.5 Asset Purchase Agreement dated March 1, 1996 among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care, as amended*

              10.6 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37885 Green Street, New Baltimore, Michigan 48047*

              10.7 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37280 Green Street, New Baltimore, Michigan 48047*

              10.8 Form of Loan and Security Agreement between Life Critical Care and certain investors*

              10.9 Employment Agreement dated as of July 25, 1996 between Life Critical Care and its Chief Executive Officer*

              10.10.1    Form of Stock Escrow Agreement*

              10.10.2    Amendment No. 1 to Stock Escrow Agreement

              10.11      1996 Non-Employee Directors Stock Option Plan*

              10.12      1996 Stock and Incentive Plan*

              10.13      Form of 401(k) Plan**

              10.14 Revolving Credit and Term Loan Agreement between Life Critical Care and Manufacturers and Traders Trust Co.

              10.15      Form of Underwriter's Warrant Agreement*


              10.17      Form of Financial Consulting Agreement*

              10.18      Form of Merger and Acquisition Agreement*


              10.19      Form of Lock-Up Agreement

              10.20      Form of Agreement of Management and Principal
                         Stockholders

              10.21 Form of Mezzanine Loan Agreement between Life Critical Care Corporation and Manufacturers and Traders Trust Company


              11.1       Statement Re: Computation of Per Share Earnings

              23.1       Consent of Ernst & Young LLP


              23.2       Consent of Proposed Director

              23.3 Consent of Whiteford, Taylor & Preston L.L.P. (included in Exhibit 5.1)

              24.1 Power of Attorney (included as part of the signature page of the Registration Statement)*


              27.1       Financial Data Schedule


*    Previously filed.
**   To be filed by Amendment